Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233354

The Information in this preliminary prospectus supplement and the accompanying prospectus is incomplete and subject to completion and amendment. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated August 19, 2019)

Mizuho Financial Group, Inc.

Subordinated Notes

Mizuho Financial Group, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Mizuho Financial Group” or the “Issuer”), will issue an aggregate principal amount of $            of subordinated notes due September            (the “Notes”). Subject to a Viability Write-Down, as described under “Description of Notes—Write-Down,” the Notes will bear interest from (and including) September    , 2021 at the rate of        % per annum, payable semi-annually in arrears on March            and September            of each year, with the first interest payment to be made on March    , 2022. Subject to a Viability Write-Down, as described under “Description of Notes—Write-Down,” the Notes will mature on September             .

The Notes are not redeemable prior to maturity, except that Mizuho Financial Group may at its option redeem the Notes, in whole, but not in part, (i) in the event of certain changes in Japanese tax law that would require Mizuho Financial Group to make additional payments or result in certain other adverse tax consequences to Mizuho Financial Group or (ii) in the event that there is more than an insubstantial risk that the Notes will no longer qualify as Tier II capital under applicable standards set forth by the Financial Services Agency of Japan (the “FSA”), subject to certain conditions. See “Description of the Notes—Optional Tax Redemption,” and “Description of the Notes—Optional Regulatory Redemption.” The Notes will not be subject to any sinking fund. The Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Notes are intended to qualify as our Tier II capital under the applicable Japanese banking regulations. The Notes will constitute direct and unsecured obligations of Mizuho Financial Group which are unconditional and subordinated, as described below. Claims in respect of the Notes shall at all times rank equally and pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, unconditional and dated subordinated obligations of Mizuho Financial Group, and in priority to the rights and claims of holders of all present and future unsecured, undated, conditional and subordinated obligations of Mizuho Financial Group and holders of all classes of equity of Mizuho Financial Group, subject to a Viability Write-Down, as described under “Description of Notes—Write-Down,” as described herein. Upon the occurrence of a Subordination Event (as defined below), amounts payable under the Notes will be subordinated in right of payment to the prior payment of all senior indebtedness of Mizuho Financial Group.

Upon the occurrence of a Viability Event (as defined below), no amount under the Notes will thereafter become due. Subsequently, the full principal amount of each Note will be written down to zero and the Notes will be cancelled as of the Discharge Date (as defined below). Such Viability Write-Down (as defined below) will result in the Noteholders (as defined below) losing the entire principal amount of the Notes and all accrued and unpaid interest thereon that have not become due and payable prior to the relevant Viability Event. See “Description of the Notes—Write-Down.”

Payment of principal of the Notes may be accelerated only in the case of the occurrence and continuation of specified events relating to or the winding-up or dissolution of Mizuho Financial Group. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest or in the performance of any covenant by Mizuho Financial Group.

Approval-in-principle has been received for the listing and quotation of the Notes on the Official List of the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Admission of the Notes to the Official List of the SGX-ST and quotation of the Notes on the SGX-ST are not to be taken as an indication of the merits of Mizuho Financial Group, its subsidiaries and associated companies or the Notes.

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the “Risk Factors ” section beginning on page S-10 of this prospectus supplement before making any decision to invest in the Notes.

Per Note	Total
Public offering price(1)%	$
Underwriting commission %	$
Proceeds, before expenses, to us(1)%	$

(1)	Plus accrued interest from September , 2021, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about September     , 2021, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Mizuho Securities	J.P. Morgan

The date of this prospectus supplement is September     , 2021.

Prospectus Supplement

Prospectus

S-i

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended, (the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of Mizuho Financial Group”) or (ii) a Japanese designated financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes generally will be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group, (ii) a Japanese designated financial institution described in Article 6, Paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% of the amount of such interest.

The European Economic Area

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or MiFID II as amended; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, or the PRIIPs Regulation as amended, for offering or selling the Notes or otherwise making them available to any retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

S-ii

United Kingdom

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

There are restrictions on the offer and sale of the Notes in the UK. All applicable provisions of the FSMA with respect to anything done by any person in relation to the Notes in, from, or otherwise involving, the UK must be complied with. See “Underwriting—Notice to Prospective Investors in the UK.”

This prospectus supplement is being distributed only to and is directed only at persons located outside the UK or in the UK to (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Singapore

SINGAPORE SFA PRODUCT CLASSIFICATION: Solely in connection with its obligations under Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309(A)(1) of the SFA) of the classification of the Notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated August 19, 2019, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

S-iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “MHFG,” “Mizuho Group,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “Noteholder” or “Noteholders” to refer to the holders of the Notes.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus supplement, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “U.S. $” and “$” refer to the lawful currency of the United States, those to “EUR” and “€” refer to the currency of the European Economic and Monetary Union and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

The Mizuho Group

Mizuho Financial Group is a Japanese bank holding company that is the ultimate parent company of the Mizuho Group, one of the largest financial institution groups in the world. We provide a broad range of financial services in domestic and overseas markets. The principal activities and subsidiaries are the following:

•

Mizuho Bank, Ltd. (“Mizuho Bank”) provides a wide range of financial products and services mainly in relation to deposits, lending and exchange settlement to individuals, small and medium enterprises (“SMEs”), large corporations, financial institutions, public sector entities and foreign corporations, including foreign subsidiaries of Japanese corporations;

•

Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”) provides products and services related to trust, real estate, securitization and structured finance, pension and asset management and stock transfer agency; and

•	Mizuho Securities Co., Ltd. (“Mizuho Securities”) provides full-line securities services to individuals, corporations, financial institutions and public sector entities.

We also provide products and services such as those related to trust and custody, asset management, private banking, research services, information technology-related services and advisory services for financial institutions through various subsidiaries and affiliates.

See “Item 4.B. Information on the Company—Business Overview” in our annual report for the fiscal year ended March 31, 2021 on Form 20-F, which is incorporated herein by reference.

As of March 31, 2021, we had total assets of ¥221.7 trillion, total deposits of ¥151.0 trillion and total MHFG shareholders’ equity of ¥9.1 trillion. For the fiscal year ended March 31, 2021, we recorded net income attributable to MHFG shareholders of ¥581.8 billion.

As of June 30, 2021, our Common Equity Tier 1 Capital ratio was 9.4% (on a fully-effective basis under the Basel III finalization framework, excluding net unrealized gains/losses on other securities, as described in more detail in notes 12 and 13 to “Supplemental Financial and Other Information (Japanese GAAP)—Selected Consolidated Financial Data for Mizuho Group” of this prospectus supplement).

Our corporate headquarters are located at 1-5-5 Otemachi, Chiyoda-ku, Tokyo, Japan. Our main telephone number is +81-3-5224-1111, and our corporate website is https://www.mizuhogroup.com. The information on the website is not incorporated by reference into this prospectus supplement.

Recent Developments and Outlook

The effects of the outbreak of the COVID-19 Pandemic

The ongoing COVID-19 pandemic has put pressure on the global economy, including Japan. This challenging market environment adversely affected our financial results for the fiscal year ended March 31, 2021, resulting in an increase in credit-related costs to ¥204.9 billion (including approximately ¥72.3 billion of additional reserves recorded from a forward-looking perspective), an increase of ¥33.2 billion from the previous fiscal year (based on Japanese GAAP). The increase in credit-related costs was due mainly to the prolonged effects of the outbreak of the COVID-19 pandemic. For more information related to the impact that the COVID-19 pandemic has had on our business, refer to “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein. For the three months ended June 30, 2021, credit-related costs were a reversal of ¥2.6 billion as compared to costs of ¥39.0 billion for the same period in the previous fiscal year (based on Japanese GAAP) due mainly to the previous fiscal year’s forward-looking financial management and the low level of new credit-related costs. For more information, please refer to our current report on Form 6-K, dated July 30, 2021, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2021, which is incorporated by reference herein.

We currently expect that the COVID-19 pandemic will continue to have a negative impact on our consolidated earnings and profitability through the fiscal year ending March 31, 2022 and beyond based on management’s expectation that the COVID-19 pandemic will have a prolonged impact on the global economy, with the recovery from such impact taking until January to March of 2022 to reach the pre-COVID-19 levels (October to December of 2019). The extent to which COVID-19 impacts our business, client and borrowers will depend on future developments, which are highly uncertain and cannot be predicted.

Our Common Equity Tier 1 capital ratio as of March 31, 2021 improved to 9.1% (on a fully-effective basis under the Basel III finalization framework, excluding net unrealized gains/losses on other securities, as described in more detail in notes 12 and 13 to “Supplemental Financial and Other Information (Japanese GAAP)—Selected Consolidated Financial Data for Mizuho Group” of this prospectus supplement), reaching our target level range, and further improved to 9.4% as of June 30, 2021. Although we expect that our Common Equity Tier 1 capital ratio will increase during the fiscal year ending March 31, 2022, there may be downward pressure on our capital adequacy ratios in the event that the continuing effects of the outbreak of the COVID-19 pandemic are more significant than our management’s current expectations. However, even under such circumstances where we may experience a deterioration in net income, we expect that our Common Equity Tier 1 capital ratio would likely remain within the target level range.

The outlook for the fiscal year ending March 31, 2022 set forth above is based on earnings estimates that we prepared under Japanese GAAP, which is the basis of accounting that we use for financial reporting purposes in Japan and Japanese bank regulatory purposes. We do not prepare estimates of our results of operations based on U.S. GAAP, and it is uncertain whether our outlook for the fiscal year ending March 31, 2022 would be substantially different if it had been based on U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Our current expectations of the effects of the outbreak of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such

forward-looking statements are based on management’s current views with respect to future events and are subject to risks, uncertainties and assumptions. The forward-looking statements are based on specific estimates, judgments and assumptions, including prospective assumptions about the operating environment, macroeconomic conditions and the financial and operating conditions of our customers and counterparties. Due to the significant risks and uncertainties associated with these estimates, judgments and assumptions, as well as the continuously evolving nature of the COVID-19 pandemic, there can be no assurance that the actual effects of the outbreak of the COVID-19 pandemic on our financial condition, results of operations and capital adequacy ratios will be in line with our estimates or current expectations. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

See “Cautionary Statement Regarding Forward-Looking Statements” and “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC for a further discussion of risks and uncertainties, including risks specifically related to the effects of the outbreak of the COVID-19 pandemic on our business, financial condition and results of operations, and other factors that could cause actual results to differ materially because of those risks and uncertainties.

Information Systems Incidents

In February and March 2021, there were several system failure incidents at Mizuho Bank that resulted in aborted customer transactions across our network in Japan, including ATM and internet banking transactions and foreign exchange remittances. These incidents are described in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement. See “Item 3.D. Key Information—Risk Factors—Problems relating to our information technology (IT) systems could significantly disrupt our business operations,” and “Item 4.B. Information on the Company—Business Overview—General—Investigations into Incidents of System Failure and Measures to Prevent Further Incidents” in our most recent annual report on Form 20-F.

In addition, on August 20, 2021, over-the-counter services at all Mizuho Bank and Mizuho Trust & Banking branches became temporarily unavailable due to a system failure, but services were restored by mid-day. On August 23, 2021, operations for a small number of ATM machines were temporarily suspended due to network issues, although service was restored within a few hours. These repeated incidents have received media and other attention. In 2002 and 2011, we received business improvement orders from the Financial Services Agency for incidents involving systems failures, and there can be no assurance that there will not be similar actions or other negative consequences as a result of these and the prior incidents.

THE OFFERING

Issuer	Mizuho Financial Group, Inc.

Notes Offered	$ aggregate principal amount of % subordinated notes due September .

The Notes will be issued in fully registered form, without coupons, in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Prices	%, plus, in each case, accrued interest from September , 2021, if settlement occurs after that date.

Ranking of the Notes	The Notes will constitute direct and unsecured obligations of Mizuho Financial Group which are unconditional and subordinated, as described below. Claims in respect of the Notes shall at all times rank equally and pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, unconditional and dated subordinated obligations of the Issuer (including obligations in respect of dated subordinated guarantees provided by the Issuer), and in priority to the rights and claims of holders of all present and future unsecured, undated, conditional and subordinated obligations of the Issuer (including those in respect of perpetual subordinated notes issued by the Issuer) and holders of all classes of equity (including holders of preference shares (if any)) of the Issuer, subject to a Viability Write-Down. If a Viability Event occurs, it is expected that a Viability Write-Down would take place before the determination of the treatment of the Issuer’s remaining indebtedness or other securities without similar write-down features.

See “Description of the Notes—General” and “Description of the Notes—Subordination.” See also “Risk Factors—Risks Relating to the Notes—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could hinder investors’ ability to receive payment,” and “Risk Factors—Risks Relating to the Notes—The Notes are subject to a Viability Write-Down which may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s Internal TLAC instruments. As a result of a Viability Write-Down, you may lose the entire value of your investment.”

Interest	The Notes will bear interest from (and including) September , 2021 at the rate of % per annum, payable semi-annually in arrears on March and September of each year, with the first interest payment to be made on March , 2022.

Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

Our obligations to make payments of principal of or interest on the Notes are subject to the subordination provisions and the non-viability loss absorption provisions described herein under “Description of the Notes—Subordination” and “Description of the Notes—Write-Down—Viability Write-Down,” respectively.

Additional Amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes generally will be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, Mizuho Financial Group will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the subordinated indenture to be dated on or about September , 2021 between Mizuho Financial Group and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “Indenture”).

Optional Tax Redemption

The Notes may be redeemed at any time at the option of Mizuho Financial Group, in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice to the Noteholders and the trustee, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA), at a redemption price equal to 100% of the principal amount of the Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), if any), if (i) Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts, or (ii) payment by Mizuho Financial Group of interest on the Notes ceases to be treated as being a deductible expense for the purpose of computing Mizuho Financial Group’s corporate tax liability by the Japanese tax authorities and, in each of (i) or (ii) above, such event arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which cannot be avoided by measures reasonably available to Mizuho Financial Group; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the relevant event would be triggered.

See “Description of the Notes—Optional Tax Redemption.”

Optional Regulatory Redemption	The Notes may be redeemed at any time at the option of Mizuho Financial Group, in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice to the Noteholders and the trustee, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA), at a redemption price equal to 100% of the principal amount of the Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), if any), if there is more than an insubstantial risk that the Notes will be fully excluded from Mizuho Financial Group’s Tier II capital under applicable standards set forth in the applicable banking regulations, including, without limitation, No. 20 of the FSA Public Ministerial Announcement (kokuji) of 2006, as amended; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which such event would be triggered.

See “Description of the Notes—Optional Regulatory Redemption.”

Viability Event	As soon as practicable following the occurrence of a Viability Event, Mizuho Financial Group shall give notice (the “Viability Notice”) to DTC and the Noteholders via DTC (and send a copy to the trustee for informational purposes) (a) stating that a Viability Event has occurred and a Viability Write-Down (as defined under “Description of the Notes—Write-Down—Viability Write-Down”) will therefore take place on the Discharge Date (as defined under “Description of the Notes—Write-Down—Viability Event”) and (b) specifying the Discharge Date. Any failure or delay by Mizuho Financial Group to provide a Viability Notice shall not change or delay the effect of the Viability Event on its payment obligations on the Notes.

A “Viability Event” will be deemed to have occurred if the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) or any successor legislation thereto (the “Deposit Insurance Act”), need to be applied to Mizuho Financial Group.

“Discharge Date” means the date to be determined by Mizuho Financial Group after discussions with the FSA and any other relevant Japanese governmental organizations and notified to the Noteholders and the trustee, such date to fall no more than ten Business Days from the date of the Viability Notice.

See “Description of the Notes—Write-Down—Viability Event.”

Viability Write-Down	Notwithstanding anything to the contrary contained in this prospectus supplement, upon the occurrence of a Viability Event, no amounts under the Notes shall thereafter become due, and other than with respect to principal, any additional amounts and interest that have become due and payable prior to the Viability Event, (a) the Noteholders shall have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by any Noteholders in such direction or related to such direction, any direction previously given to the trustee by any Noteholders shall cease automatically and shall be null and void and of no further effect, (c) no Noteholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the Notes and each Noteholder shall, by virtue of its holding of any Notes, be deemed to have waived all such rights of set-off, compensation or retention and (d) no Noteholder will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving Mizuho Financial Group or have any ability to initiate or participate in any such proceedings or do so through a representative.

On the Discharge Date:

(i)

the full principal amount of each Note will be written down to zero, and the Notes will be cancelled and all references to the principal amount of the Notes will be construed accordingly, other than principal that has become due and payable prior to the Viability Event;

(ii)

Mizuho Financial Group’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the Notes and (B) any additional amounts, in the case of each of subclauses (A) and (B) of this paragraph (ii), if and only to the extent that such interest or additional amount or principal, as applicable, became due and payable to the holders prior to the relevant Viability Event; and

(iii)

the Noteholders will be deemed to irrevocably waive their right to receive, and no longer have any rights against Mizuho Financial Group with respect to, repayment of the principal amount of the Notes written down pursuant to paragraph (i) above, and except as described in paragraph (ii) above, all rights of any Noteholder for payment of any amounts under or in respect of the Notes (including, without limitation, any amounts arising as a result of, or due and payable upon the occurrence of, an Acceleration Event) will become null and void and any Noteholder who has received such payment shall be obliged to return the amount so received immediately to Mizuho Financial Group.

See “Description of the Notes—Write-Down—Viability Write-Down.”

Limited Rights of Acceleration	Payment of the principal of the Notes may be accelerated only in the case of the occurrence and continuation of (i) specified events relating to certain Japanese reorganization or insolvency proceedings in respect of Mizuho Financial Group or (ii) specified events relating to or the winding-up or dissolution of Mizuho Financial Group.

See “Description of the Notes—Acceleration Events; Limited Rights of Acceleration.”

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of the Notes to make a subordinated loan that is intended to qualify as Tier II capital under the applicable Japanese banking regulations and Internal TLAC under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank will utilize such funds for its general corporate purposes.

Settlement	The Notes will initially be issued to investors only in book-entry form. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes.

Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Security Codes	CUSIP:

ISIN:

Common Code:

Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Listing and Trading	Approval-in-principle has been received for the listing of, and quotation for, the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the Issuer, its subsidiaries and associated companies or the Notes.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the Global Note representing such Notes is exchanged for Definitive Notes in certificated form, the Issuer will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that the Global Note is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore.

The Notes will be traded on the SGX-ST in a minimum board lot size of U.S. $200,000 for so long as such Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Trustee, Paying Agent, Transfer Agent and Registrar	The Bank of New York Mellon

Delivery of the Notes	Delivery of the Notes is expected on or about September , 2021.

Conflicts of Interest	Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)” beginning on page S-51 of this prospectus supplement.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3.D. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated herein by reference.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement, and similar information in any other documents incorporated by reference herein.

Risks Relating to the Notes

The Notes are subject to a Viability Write-Down which may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s Internal TLAC instruments. As a result of a Viability Write-Down, you may lose the entire value of your investment.

The Deposit Insurance Act upon amendment effective as of March 6, 2014, provides the framework with respect to an event that triggers a write-down or conversion of capital instruments of a bank holding company. Implementing ordinances under the amended Deposit Insurance Act and other related documents issued by the FSA have clarified that only in circumstances where the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi)” need to be applied to a bank holding company, a write-down or conversion of Tier II capital instruments of a bank holding company will be triggered. The “specified item 2 measures (tokutei dai nigo sochi)” are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act.

The “specified item 2 measures (tokutei dai nigo sochi)” consist of (i) supervision by the Deposit Insurance Corporation of Japan (the “DIC”) over the operation of the business of and the management and disposal of assets of the relevant bank holding company (tokubetsu kanshi) as set forth in Article 126-3 of the Deposit Insurance Act and (ii) certain categories of financial aid provided by the DIC to assist the merger, business transfer, corporate split or other reorganization with respect to the relevant bank holding company (tokutei shikin enjo) as set forth in Article 126-28 of the Deposit Insurance Act. A confirmation (nintei) by the Japanese Prime Minister with respect to the specified item 2 measures (tokutei dai nigo sochi) may only be made with respect to a bank holding company where such bank holding company’s liabilities exceed, or are likely to exceed, its assets, or where such bank holding company has suspended, or is likely to suspend, repayment of its obligations, and the Japanese Prime Minister recognizes that the failure of such bank holding company may cause significant disruption in the financial markets or other financial systems in Japan without taking the specified item 2 measures (tokutei dai nigo sochi) after the deliberation at the Financial Crisis Management Meeting. See also “Item 4. B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated herein by reference.

The Notes are intended to qualify as our Tier II capital and contain non-viability loss absorption provisions under applicable standards set forth in the applicable Japanese banking regulations. Under such provisions, a “Viability Event” will be deemed to have occurred if the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi)”, which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (including any successor provisions thereto) need to be applied to Mizuho Financial Group. Upon the occurrence of a Viability Event, no amounts under the Notes will thereafter become due. Subsequently, the full principal amount of each Note will be written down to zero and the Notes will be cancelled as of the Discharge Date. We refer to such write-down and cancellation of the Notes as a Viability Write-Down. Upon such Viability Write-Down, the Issuer will be discharged from all obligations to pay principal and any accrued interest and will cease to owe to the Noteholders any payments with respect to the Notes, except with respect to principal, interest or additional amounts on the Notes that became due and payable prior to the Viability Event. If a Viability Event occurs, it is expected that a Viability Write-Down would take place before the determination of the treatment of the Issuer’s remaining indebtedness or other securities without similar write-down features. Furthermore, upon the occurrence of a Viability Event, the Noteholders will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the trustee to take any action or enforce any rights whatsoever and may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by the Issuer arising under, or in connection with, the Notes. None of the foregoing shall prejudice the Noteholders’ rights to receive principal and interest that had become due and payable prior to the Viability Event.

In addition, in November 2015, the Financial Stability Board issued the final TLAC standard for global systemically important banks (“G-SIBs”), including us. The Financial Stability Board’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The Financial Stability Board’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. For more information regarding the Financial Stability Board’s TLAC standards, see “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Total Loss Absorbing Capacity” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated herein by reference. The FSA published its policy describing its approach for the introduction of this standard in Japan in April 2016, and a revised version of this document was published in April 2018 (the “FSA’s Approach”). In March 2019, the FSA published regulatory notices and related materials to implement the TLAC requirements in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which became applicable to (i) G-SIBs in Japan from March 31, 2019, and (ii) a financial group designated as a domestic systemically important bank in Japan by the FSA which is deemed to be in particular need of a cross-border resolution arrangement and to be of particular systemic significance to the Japanese financial system in the event of its failure (such domestic systemically important bank, together with G-SIBs in Japan, the “Covered SIBs”) from March 31, 2021, and the FSB’s TLAC standard requires Domestic Resolution Entities (as defined below) designated for Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the FSA or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (“Internal TLAC”). The FSA designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each Covered SIB. Under the Japanese TLAC standard, the FSA designated us as the Domestic Resolution Entity for the Mizuho Group, which is subject to the external TLAC requirements in Japan, and also designated Mizuho Bank, Mizuho Trust & Banking and Mizuho Securities as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan. The Notes are intended to qualify also as our external TLAC debt under the Japanese TLAC Standard.

The Notes are expected to become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as Mizuho Financial Group. In the Japanese TLAC Standard and the FSA’s Approach, the FSA expressed its view that Single Point of Entry (“SPE”) resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a group, would be the preferred strategy for resolution of Covered SIBs. However, it is uncertain which resolution strategy or specific measures will be taken in a given case, including whether or not the SPE resolution strategy is to be chosen and implemented in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution that is a Japanese global systemically important bank (“G-SIB”) is non-viable due to material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for such financial institution under Article 52-33, Paragraph 1 of the Banking Act of Japan (Act No. 59 of 1981, as amended), the material subsidiary’s internal loss-absorbing and recapitalization capacity (“Internal TLAC”) instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions (as defined below) of such Internal TLAC instruments. Following the write-off or conversion of Internal TLAC instruments, if the Japanese Prime Minister recognizes that a financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries that are designated by FSA as being systemically important or that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognises that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Japanese Prime Minister may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as “specified item 2 measures” (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Japanese Prime Minister would also trigger the point of non-viability clauses of Additional Tier I and Tier II instruments issued by the financial institution, including a Viability Write-Down of the Notes, causing such instruments to be written off or, if so provided for in the conditions applicable to such instruments, converted into equity. In the context of the Notes, any such confirmation by the Japanese Prime Minister triggers a Viability Event, and the Notes will be subject to a Viability Write-Down.

Pursuant to the terms of the Indenture, the Issuer will issue a Viability Notice as soon as practicable following the occurrence of a Viability Event, confirming that a Viability Event has occurred and that a Viability Write-Down will take place on the Discharge Date specified therein. Although the Issuer has agreed to notify DTC and the Noteholders via DTC as soon as practicable following the occurrence of a Viability Event, there will be a delay between a Viability Event and the time that DTC and the Noteholders via DTC are notified of the occurrence of the relevant Viability Event through their DTC accounts or otherwise. Such delay may exceed several days during which trading and settlement in the Notes may continue. Any such delay will not change or delay the effect of a Viability Event on the obligations of the Issuer under the Notes or on the rights of the Noteholders. Therefore, notwithstanding any such delay, the Noteholders will not have any rights against us immediately upon the occurrence of the Viability Event, regardless of whether they have received actual or constructive notice of such fact, except with respect to claims for payments under the Notes that have become due and payable prior to the occurrence of the Viability Event. See “Description of the Notes—Write-Down—Viability Write-Down” for more information.

Upon the occurrence of a Viability Write-Down, Noteholders will not receive any shares or other participation rights in Mizuho Financial Group or be entitled to any other participation in the upside potential of any equity or debt securities of Mizuho Financial Group, or be entitled to any compensation in the event of any change in the Mizuho Financial Group’s potential recovery.

Transfers scheduled to settle through DTC are expected to be rejected if the scheduled settlement is after any suspension by DTC of clearance and settlement of the Notes in connection with a Viability Notice. Furthermore, because of time zone differences and the delay between the time when a Viability Event occurs and when DTC receives and processes the Viability Notice, it is possible that transfers may either (i) fail to settle through DTC even though such transfers were initiated prior to the Viability Event or (ii) are settled through DTC even though such transfers were initiated after the Viability Event.

DTC is expected to suspend all clearance and settlement of transfers of the Notes by Noteholders after its receipt of a Viability Notice, and any transfer of the Notes that is scheduled to settle after commencement of such suspension is expected to be rejected by DTC and will not be settled within DTC.

Although a Viability Notice will be sent by the Issuer to DTC and the Noteholders via DTC as soon as practicable after the occurrence of a Viability Event, the records of DTC will not be immediately updated to reflect the Viability Event, and a period of time, which may exceed several days, will be required before the clearance and settlement of transfers of the Notes through DTC are suspended. Due to such delay, it is possible that transfers that are initiated prior to such suspension and scheduled to settle on a date after DTC commences such suspension will fail to settle through DTC even though such transfers were initiated prior to the Viability Event. In such circumstances, transferors of the Notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer after commencement of such suspension. Similarly, it is possible that transfers that are initiated prior to such suspension and scheduled to settle on a date before DTC commences such suspension will be settled through DTC even though such transfers were initiated after the Viability Event. In such circumstances, transferees of the Notes may be required to pay consideration through DTC even though, upon the occurrence of a Viability Event, no amounts under the Notes will thereafter become due, and such transferees will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the trustee to take any action or enforce any rights whatsoever against the Issuer, regardless of whether they have received actual or constructive notice of such fact. The settlement of the Notes following a Viability Event will be subject to procedures of DTC that are in place at such time. See “Description of the Notes—Book-Entry; Delivery and Form—Write-Down Procedure for Notes while held in Book-Entry Form.”

The circumstances that could trigger the occurrence of a Viability Event remain uncertain, and applicable banking regulations, including the Japanese TLAC Standard, are subject to change.

The occurrence of a Viability Event, and therefore a Viability Write-Down of the Notes, is inherently unpredictable and depends on a number of factors that may be beyond Mizuho Financial Group’s control. The occurrence of a Viability Event depends on, among other things, a determination by the Japanese Prime Minister, following deliberation by the Financial Crisis Management Meeting, regarding Mizuho Financial Group’s viability, or the viability of one or more of Mizuho Financial Group’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard, it is possible that specified item 2 measures (tokutei dai nigo sochi) may be applied to Mizuho Financial Group as a result of, among other things, absorption of losses by Mizuho Financial Group on the loans that it has extended or will extend to, or investments it has made or will make in, or any other Internal TLAC of, Mizuho Bank or Mizuho Trust & Banking or any of Mizuho Financial Group’s other material subsidiaries or material sub-groups that are designated as systemically important by the FSA or that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption prior to the failure of such subsidiary or sub-groups, pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable laws or regulations then in effect. However, under the Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, Mizuho Financial Group may become subject to specified item 2 measures (tokutei dai nigo sochi). Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that Mizuho Financial Group is approaching circumstances that could result in a Viability Event could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of specified item 2 measures (tokutei dai nigo sochi) under the Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that Mizuho Financial Group is, or is deemed likely to be unable to fully perform its obligations with its assets, or that Mizuho Financial Group has suspended, or is deemed likely to suspend, repayment of its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. Mizuho Financial Group’s creditors, including Noteholders, may encounter difficulty in challenging the application of specified item 2 measures (tokutei dai nigo sochi) to Mizuho Financial Group.

As a result of the foregoing, the occurrence of a Viability Write-Down is inherently uncertain and unpredictable. Accordingly, the trading behavior of the Notes may not follow the trading behavior of other types of subordinated securities. Any indication that a Viability Event may occur can be expected to have a material adverse effect on the market price and liquidity of the Notes.

Furthermore, future regulatory or legislative developments or other factors (including change in the official positions regarding the application or interpretation of applicable laws and regulations, including the Japanese TLAC Standard) could lead to the Notes no longer being treated as Mizuho Financial Group’s Tier II capital under applicable standards set forth in the applicable banking regulations and our exercising option to redeem the Notes prior to maturity at par and/or issuing similar debt instruments in the future with terms that have a write-down (or equity conversion) provision with procedures that differ from the Viability Write-Down provision of the Notes and that may be more favorable to holders of such instruments, which in turn could adversely affect the value of the Notes with the current Viability Write-Down provision.

Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could hinder investors’ ability to receive payment.

Upon the occurrence and continuation of a Subordination Event (as defined below), any amounts payable (other than any amounts which shall have become due before such Subordination Event and remain unpaid) under the Notes will be subordinated and subject to the prior payment of all Senior Indebtedness (as defined below) of the Issuer. Mizuho Financial Group expects to incur additional senior indebtedness, and nothing in the Notes or the Indenture limits Mizuho Financial Group’s ability to do so. See “Description of the Notes—Subordination.”

Furthermore, if a competent court in Japan shall have adjudicated Mizuho Financial Group to be subject to the bankruptcy proceedings pursuant to the provisions of the Japanese Bankruptcy Act (Act No. 75 of 2004, as amended) or successor legislation thereto (the “Japanese Bankruptcy Act”), the claims of the Noteholders will rank junior to the claims of all statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Japanese Bankruptcy Act, in distribution in such bankruptcy proceedings. As of the date of this prospectus supplement, statutory subordinated bankruptcy claims, as set forth in the Japanese Bankruptcy Act in more detail, include: (i) any claim for interest, damages, penalty, taxes or certain other amounts arising after the commencement of bankruptcy proceedings; (ii) such portion of a claim with a fixed due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the amount of interest for the claim to be accrued at the statutory interest rate prescribed at the time of the commencement of bankruptcy proceedings according to the number of years during the period from the time of commencement of bankruptcy proceedings until the due date; (iii) such portion of a claim with an uncertain due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the difference between the amount of the claim and the amount of the claim estimated as of the time of commencement of bankruptcy proceedings; or (iv) such portion of a claim for periodic payments the amount and duration of which are fixed, as corresponds to the total of the amounts calculated with regard to the respective periodic payments in accordance with the provisions of (ii) above of this paragraph.

Pursuant to the provisions of the Japanese Bankruptcy Act, the Japanese Corporate Reorganization Act (Act No. 154 of 2002, as amended) or successor legislation thereto (the “Japanese Corporate Reorganization Act”) or the Japanese Civil Rehabilitation Act, the holders of Mizuho Financial Group’s liabilities (both subordinated and unsubordinated) will be required to file a notice of claim in Japan upon the occurrence of a Subordination Event (other than a Foreign Event (as defined below)). Upon the expiration of the period for filing such notices, based on the notices filed and Mizuho Financial Group’s records, an official list of liabilities that will be distributed in a bankruptcy proceeding, reorganization proceeding or rehabilitation proceeding will be determined pursuant to the provisions of the Japanese Bankruptcy Act, the Japanese Corporate Reorganization Act or the Japanese Civil Rehabilitation Act (Act No. 225 of 1999, as amended) or any successor legislation thereto (the “Japanese Civil Rehabilitation Act”). The Indenture does not contain any limitations on the amount of Senior Indebtedness or other liabilities that Mizuho Financial Group may hereafter incur or assume.

In addition, your claim as a Noteholder is structurally subordinated to the liabilities of our banking and other subsidiaries, including our subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a Noteholder, you will only be entitled to assert a claim as a creditor of Mizuho Financial Group that is to be paid out of Mizuho Financial Group’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

Mizuho Financial Group is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, including Mizuho Bank and Mizuho Trust & Banking. Mizuho Financial Group’s ability to service its debt obligations, including its obligations under the Notes, thus depends on the dividends, loan payments and other funds Mizuho Financial Group receives from its subsidiaries. Mizuho Financial Group may not be able to receive such funds from a subsidiary due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including banking and other regulations (such as loss absorption requirements) and limitations under general corporate law, or any contractual obligations applicable to such subsidiary. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, Mizuho Financial Group’s right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where Mizuho Financial Group is a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the investors in or creditors of our subsidiaries may recover their investments in full.

Mizuho Financial Group’s loans to, or investments in capital instruments issued by, its subsidiaries made or to be made with the net proceeds from the sale of its instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to Mizuho Financial Group or its subsidiaries under regulatory requirements, including the Internal TLAC requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims Mizuho Financial Group has against the subsidiaries. For example, to ensure that each of its material subsidiaries in Japan deemed systemically important by the FSA maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan, Mizuho Financial Group may extend to such subsidiaries, using the net proceeds from the sale of the senior debt securities and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are or are likely to be unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations. In addition, Mizuho Financial Group may also extend to each of its banking subsidiaries, using the net proceeds from the sale of Tier II subordinated debt securities, subordinated loans that qualify as Tier II capital, including those containing Contractual Loss Absorption Provisions that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi)”, which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, the “item 2 measures (dai nigo sochi)”, which are the measures set forth in Article 102, Paragraph 1, Item 2 of the Deposit Insurance Act, or the “item 3 measures (dai sango sochi)”, which are the measures set forth in Article 102, Paragraph 1, Item 3 of the Deposit Insurance Act, need to be applied to such banking subsidiary. See also “Item 4. B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated herein by reference. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect Mizuho Financial Group’s ability to obtain repayment of such loans and investments and to meet its obligations under the Notes as well as the value of the Notes.

The Notes are unsecured obligations.

The Notes are unsecured obligations, and their repayment may be compromised if:

•	Mizuho Financial Group enters into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	Mizuho Financial Group defaults in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

The Notes are subject to limited rights of acceleration.

Payment of principal on the Notes may be accelerated only in the case of Acceleration Events (as defined below), as described in “Description of the Notes—Acceleration Events; Limited Rights of Acceleration.” If you purchase the Notes, you will have no right to accelerate the payment of principal on the Notes if we fail to pay interest on the Notes or if we fail in the performance of any of our other obligations under the Notes.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture in respect of the Notes and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock, incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect the ability of Mizuho Financial Group to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

There is no prior market for the Notes, and the Notes may have limited liquidity.

There is no existing market for the Notes. Approval-in-principle has been received for the listing of, and quotation for, the Notes on the SGX-ST, but there can be no assurance that any active trading market for the Notes will develop or be sustained or whether, or at what price, Noteholders will be able to sell or otherwise transfer their Notes. The liquidity of any trading market for the Notes will depend upon the number of Noteholders, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. Although certain underwriters have informed us that they intend to make a market in the Notes, such underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time without notice. If an active trading market for the Notes does not develop or is not sustained, the market price and liquidity of the Notes may be adversely affected and you may be unable to resell our Notes or may only be able to sell them at a substantial discount.

The ratings on the Notes could be lowered, suspended or withdrawn, and Mizuho Financial Group’s credit ratings may not reflect all risks of an investment in the Notes.

We intend to apply for credit ratings for the Notes. Mizuho Financial Group’s credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in Mizuho Financial Group’s credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal, the assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities and could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

We may redeem the Notes at our option, subject to certain conditions.

We have the option to redeem the Notes in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events as described under “Description of the Notes—Optional Tax Redemption.” Such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA), regardless of whether such redemption would be favorable or unfavorable to you.

The Notes may also be redeemed prior to maturity at par by Mizuho Financial Group subject to certain conditions (including the confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA)) without additional compensation to investors if there is more than an insubstantial risk that the Notes will be fully excluded from our Tier II capital under applicable standards set forth in the applicable banking regulations. See “Description of the Notes—Optional Regulatory Redemption.”

You will not have the right to request the redemption of the Notes. As a result, you may be required to bear the financial risks of an investment in the Notes until maturity. In addition, the perception that the Notes may be redeemed in the circumstances described above may negatively affect the market value of the Notes. Moreover, if we redeem the Notes, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the Notes.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the issuance and sale of the Notes (after deducting underwriting discounts and estimated offering expenses payable by us) of approximately $                 million which we intend to use to make a subordinated loan that is intended to qualify as Tier II capital under the applicable Japanese banking regulations and Internal TLAC under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank will utilize such funds for its general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2021 presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2021(3)
	Actual	As adjusted
	(in millions of yen)
Indebtedness:
Short-term borrowings	¥30,594,673		¥30,594,673
Long-term debt(1)(2)	11,706,471

Total indebtedness	¥42,301,144	¥

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 4,800,000,000 shares authorized, 2,539,249,894 shares issued	5,826,863		5,826,863
Retained earnings	2,967,385		2,967,385
Accumulated other comprehensive income, net of tax	318,114		318,114
Less: Treasury stock, at cost—Common stock 3,889,782 shares	(7,124)		(7,124)
Total MHFG shareholders’ equity	9,105,238		9,105,238

Noncontrolling interests	582,919		582,919

Total equity	¥9,688,157		¥9,688,157

Total capitalization and indebtedness	¥51,989,301	¥

Notes:

(1)

We regularly issue senior and subordinated notes. We issued an aggregate of €1.5 billion of EUR denominated senior notes in April 2021, an aggregate of U.S. $1.75 billion of U.S. dollars denominated senior notes in July 2021 and €1.0 billion of EUR denominated senior notes in September 2021.

(2)	We redeemed an aggregate of U.S. $2.25 billion of U.S. dollars denominated senior notes in April 2021 and ¥75 billion of yen denominated senior notes in July 2021.
(3)	The following foreign currency exchange rate is used in the table above: ¥110.61 = U.S. $1.00.

Except as stated above, there has been no material change in our capitalization and indebtedness since March 31, 2021.

SELECTED FINANCIAL AND OTHER INFORMATION (U.S. GAAP)

The following table sets forth our selected consolidated financial data under U.S. GAAP as of and for the fiscal years ended March 31, 2017, 2018, 2019, 2020 and 2021, which have been derived from our audited consolidated financial statements as of and for the same periods.

The consolidated financial statements of Mizuho Financial Group included in our annual report on Form 20-F for the fiscal year ended March 31, 2021 and incorporated herein by reference have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	As of and for the fiscal years ended March 31,
	2017	2018	2019	2020	2021
	(in millions of yen, except per share data, share number information and percentages)
Statement of Income data:
Interest and dividend income	¥1,509,030	¥1,761,886	¥2,207,443	¥2,151,172	¥1,456,556
Interest expense	601,712	889,936	1,313,476	1,271,381	467,939

Net interest income	907,318	871,950	893,967	879,791	988,617
Provision (credit) for credit losses	37,668	(126,362)	32,459	156,200	112,776

Net interest income after provision (credit) for credit losses	869,650	998,312	861,508	723,591	875,841
Noninterest income	1,368,032	1,604,663	1,222,371	1,307,740	2,041,320
Noninterest expenses	1,757,307	1,763,677	1,998,819	1,877,841	1,888,397

Income before income tax expense	480,375	839,298	85,060	153,490	1,028,764
Income tax expense	91,244	237,604	9,335	47,175	210,716

Net income	389,131	601,694	75,725	106,315	818,048
Less: Net income (loss) attributable to noncontrolling interests	26,691	24,086	(8,746)	(43,880)	236,283

Net income attributable to MHFG shareholders	¥362,440	¥577,608	¥84,471	¥150,195	¥581,765

Net income attributable to common shareholders	¥362,440	¥577,608	¥84,471	¥150,195	¥581,765
Amounts per share(1):
Basic earnings per common share—net income attributable to common shareholders	¥143.34	¥227.71	¥33.31	¥59.19	¥229.27
Diluted earnings per common share—net income attributable to common shareholders	¥142.80	¥227.64	¥33.30	¥59.19	¥229.26
Number of shares used to calculate basic earnings per common share (in thousands)	2,528,590	2,536,635	2,536,238	2,537,368	2,537,513
Number of shares used to calculate diluted earnings per common share (in thousands)	2,538,030	2,537,393	2,536,690	2,537,526	2,537,602

	As of and for the fiscal years ended March 31,
	2017	2018	2019	2020	2021
	(in millions of yen, except per share data, share number information and percentages)
Cash dividends per share of common stock(2)(3):	¥75.00	¥75.00	¥75.00	¥75.00	¥75.00
	$0.67	$0.71	$0.68	$0.70	$0.68
Balance sheet data:
Total assets	¥200,456,304	¥204,255,642	¥197,611,195	¥211,218,760	¥221,651,474
Loans, net of allowance	81,804,233	83,204,742	82,492,742	87,087,233	87,930,018
Total liabilities	191,684,247	194,751,942	188,109,702	202,043,136	211,963,317
Deposits	131,184,953	136,884,006	138,296,916	144,948,667	151,010,604
Long-term debt	14,529,414	12,955,230	11,529,400	10,346,152	11,706,471
Common stock	5,826,149	5,826,383	5,829,657	5,827,500	5,826,863
Total MHFG shareholders’ equity	8,261,357	8,868,421	8,726,519	8,512,365	9,105,238
Other financial data:
Return on equity and assets:
Net income attributable to common shareholders as a percentage of total average assets	0.18%	0.28%	0.04%	0.07%	0.26%
Net income attributable to common shareholders as a percentage of average MHFG shareholders’ equity	5.25%	8.26%	1.11%	1.95%	7.50%
Dividends per common share as a percentage of basic earnings per common share	52.32%	32.94%	225.16%	126.71%	32.71%
Average MHFG shareholders’ equity as a percentage of total average assets	3.38%	3.35%	3.71%	3.81%	3.43%
Net interest income as a percentage of total average interest-earning assets	0.51%	0.47%	0.48%	0.48%	0.48%

Notes:

(1)

Figures have been adjusted to reflect the share consolidation in respect of our common stock on the basis of one post-consolidation share per ten pre-consolidation shares which became effective on October 1, 2020.

(2)

Yen amounts are expressed in U.S. dollars at the rate of ¥111.41 = U.S. $1.00, ¥106.20 = U.S. $1.00, ¥110.68 = U.S. $1.00, ¥107.53 = U.S. $1.00 and ¥110.61 = U.S. $1.00 for the fiscal years ended March 31, 2017, 2018, 2019, 2020 and 2021, respectively. These rates are the noon buying rates on the respective fiscal year-end dates in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York.

(3)

Figures represent cash dividends per share with respect to the applicable fiscal year. Dividends with respect to a fiscal year include year-end dividends and interim dividends. Declaration and payment of dividends are conducted during the immediately following fiscal year, in the case of year-end dividends, or immediately following interim period, in the case of interim dividends.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

The table below sets forth our selected historical consolidated and other financial data under Japanese GAAP, as of and for the fiscal years ended March 31, 2017, 2018, 2019, 2020 and 2021 and as of and for the three months ended June 30, 2020 and 2021.

The selected consolidated financial information as of and for the fiscal years ended March 31, 2017, 2018, 2019, 2020 and 2021 has been derived from our audited consolidated financial statements under Japanese GAAP which have been audited by Ernst & Young ShinNihon LLC, our independent auditors and which are not included in or incorporated by reference into this prospectus supplement. The selected consolidated financial information as of and for the three months ended June 30, 2020 and 2021 is derived from our unaudited consolidated financial statements under Japanese GAAP, English-language translations of which are incorporated by reference into this prospectus supplement from our current report on Form 6-K dated August 13, 2021.

Some statistical information is primarily reported by Japanese banks on a non-consolidated basis and is presented as such in this prospectus supplement. Selected aggregated non-consolidated figures for the principal banking subsidiaries of the Mizuho Group are also provided for reference purposes.

Our results of operations as of and for the three months ended June 30, 2021 are not necessarily indicative of our results of operations for the fiscal year ending March 31, 2022 or any future period.

Japanese GAAP differs in certain respects from U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

Selected Consolidated Financial Data for Mizuho Group

The table below sets forth selected historical consolidated financial data, as of and for the fiscal years ended March 31, 2017, 2018, 2019, 2020 and 2021 and as of and for the three months ended June 30, 2020 and 2021.

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2017	2018	2019	2020	2021	2020	2021
	(in millions of yen, except percentages or where otherwise noted)
						(unaudited)
Statement of Income data:
Interest income	¥1,445,555	¥1,622,354	¥2,056,327	¥2,014,440	¥1,333,509	¥366,276	¥293,342
Interest expense	577,737	814,988	1,293,846	1,280,897	427,826	151,175	70,470

Net interest income	867,818	807,366	762,480	733,542	905,683	215,101	222,871
Fiduciary income	50,627	55,400	55,153	58,565	55,160	13,333	14,997
Net fee and commission income	603,542	614,349	610,427	619,243	687,147	156,803	157,453
Net trading income	325,332	275,786	297,367	391,299	388,130	137,808	102,875
Net other operating income	245,419	162,454	87,306	259,567	162,571	46,511	28,953
General and administrative expenses	1,467,221	1,488,973	1,430,850	1,378,398	1,414,608	340,468	335,331
Other income	438,042	565,683	447,300	318,438	380,978	35,560	102,412
Other expenses	279,368	192,113	712,927	383,542	512,900	88,559	48,051

Income before income taxes	784,193	799,953	116,259	618,717	652,163	176,092	246,181
Income taxes:
Current(1)	196,535	190,158	161,376	150,088	165,688	48,588	32,687
Deferred	(58,800)	1,469	(163,879)	11,408	9,099	4,955	(39,393)

Profit	646,457	608,326	118,762	457,221	477,375	122,547	252,887

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2017	2018	2019	2020	2021	2020	2021
	(in millions of yen, except percentages or where otherwise noted)
						(unaudited)
Profit attributable to non-controlling interests	42,913	31,778	22,196	8,652	6,355	172	2,345
Profit attributable to owners of parent	¥603,544	¥576,547	¥96,566	¥448,568	¥471,020	¥122,375	¥250,541

Gross profits (excluding the amounts of credit costs of trust accounts)(3)	¥2,092.7	¥1,915.3	¥1,812.7	¥2,062.2	¥2,198.6	¥569.5	¥527.1
Gross profits (excluding the amounts of credit costs of trust accounts) + net gains (losses) related to ETFs and others(2)(3)	2,129.0	1,995.5	1,827.7	2,072.8	2,200.7	558.0	539.5
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans)(3)(4)	663.4	457.8	393.3	661.9	797.7	231.7	194.3
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans)(4) + net gains (losses) related to ETFs and others(2)(3)	699.7	538.0	408.3	672.5	799.7	220.2	206.8
Ordinary profits(3)	737.5	782.4	614.1	637.8	536.3	175.4	218.7
Credit-related costs(3)(5)(6)	47.5	(156.3)	19.5	171.7	204.9	39.0	(2.6)
Net gains (losses) related to stocks(3)(7)	242.1	272.0	274.8	137.1	12.1	(12.9)	23.9
Impairment loss on stocks(3)	(4.8)	(5.1)	(5.7)	(41.6)	(5.8)	(1.6)	(2.3)
Balance sheet data:
Total assets	¥200,508,610	¥205,028,300	¥200,792,226	¥214,659,077	¥225,586,211	¥220,609,837	¥226,889,093
Loans and bills discounted(8)	78,337,793	79,421,473	78,456,935	83,468,185	83,704,675	88,824,317	82,631,430
Securities	32,353,158	34,183,033	29,774,489	34,907,234	43,697,262	39,354,461	47,167,479
Deposits(9)	130,676,494	136,463,824	137,649,596	144,472,235	150,504,978	150,256,723	149,639,466
Net assets	9,273,361	9,821,246	9,194,038	8,663,847	9,362,207	8,727,255	9,464,209
Basel III related data:(10)
Common Equity Tier 1 capital	¥7,001,664	¥7,437,048	¥7,390,058	¥7,244,776	¥7,849,969	¥7,407,199	¥8,055,550
Additional Tier 1 capital	1,209,858	1,755,195	1,842,102	1,779,627	1,851,961	1,780,058	1,851,306
Tier 1 capital	8,211,522	9,192,244	9,232,160	9,024,404	9,701,931	9,187,258	9,906,857
Tier 2 capital	1,839,431	1,668,196	1,685,347	1,697,873	1,683,464	1,727,624	1,697,705
Total capital	10,050,953	10,860,440	10,917,507	10,722,278	11,385,395	10,914,882	11,604,563
Risk-weighted assets	61,717,158	59,528,983	57,899,567	62,141,217	67,481,983	65,180,377	67,367,304
Common Equity Tier 1 capital ratio	11.34%	12.49%	12.76%	11.65%	11.63%	11.36%	11.95%
Common Equity Tier 1 capital ratio(11)	—	—	10.84%	11.00%	10.46%	10.54%	10.84%

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2017	2018	2019	2020	2021	2020	2021
	(in millions of yen, except percentages or where otherwise noted)
						(unaudited)
Common Equity Tier 1 capital ratio(12)	—	—	9.5%	9.3%	10.0%	—	10.2%
Common Equity Tier 1 capital ratio(12)(13)	—	—	8.2%	8.8%	9.1%	8.6%	9.4%
Tier 1 capital ratio	13.30%	15.44%	15.94%	14.52%	14.37%	14.09%	14.70%
Total capital ratio	16.28%	18.24%	18.85%	17.25%	16.87%	16.74%	17.22%
Total exposures(14)	207,401,679	214,277,824	208,557,401	220,977,568	200,546,630	197,278,551	206,393,377
Leverage ratio(14)	3.95%	4.28%	4.42%	4.08%	4.83%	4.65%	4.79%
External TLAC ratio (risk-weighted assets basis, excluding capital buffers)(15)	—	—	22.18%	21.95%	21.42%	20.83%	22.12%
External TLAC ratio (total exposure basis, including capital buffers)(14)(16)	—	—	7.14%	7.16%	8.39%	8.04%	8.36%
Outstanding balance of TLAC eligible senior bonds (in trillions of yen)(17)	¥1.25	¥1.92	¥2.53	¥3.50	¥3.64	¥—	¥—
Consolidated liquidity coverage ratio(18)	—	—	144.3%	137.3%	135.8%	125.2%	142.0%
Total high-quality liquid assets(3)(19)	—	—	¥59,797.1	¥60,112.7	¥72,792.2	¥61,500.7	¥77,902.7
Net cash outflows(3)(19)	—	—	41,447.8	43,816.7	53,607.0	49,131.8	54,843.9
Asset quality:
Credit-related cost ratio(20)	5bps	(17)bps	2bps	18bps	21bps	3bps	(0)bps
Non-performing loans (“NPL”) balances and ratios:
Status of disclosed claims under the Financial Reconstruction Act (“FRA”)(21):
Claims against bankrupt and substantially bankrupt obligors(3)	¥98	¥87	¥59	¥59	¥55	¥77	¥46
Claims with collection risk(3)	404	294	361	383	409	382	351
Claims for special attention(3)	422	241	195	257	377	315	414

Total disclosed claims under the FRA(3)	925	623	617	700	842	775	812
Normal claims(3)	85,906	88,021	87,178	92,670	93,191	97,652	92,361

Total claims(3)	¥86,831	¥88,645	¥87,795	¥93,370	¥94,034	¥98,428	¥93,174

NPL ratio(22)	1.06%	0.70%	0.70%	0.75%	0.89%	0.78%	0.87%
Other data:
Other securities(3)(23)	¥—	¥—	¥—	¥32,166.4	¥40,931.5	¥36,474.9	¥44,142.9
Japanese stocks(3)	—	—	1,419.8	1,272.0	1,167.7	1,269.8	1,202.8
Japanese bonds(3)	—	—	—	15,756.6	24,190.0	19,302.9	25,682.6
Foreign bonds(3)	—	—	—	12,501.2	12,466.9	12,890.5	13,953.6
Other(3)	—	—	—	2,636.5	3,106.9	3,011.6	3,303.8
Unrealized gains (losses) related to other securities(24)	—	—	—	1,176,337	1,570,772	1,363,667	1,495,843
Japanese stocks	—	—	—	1,071,551	1,665,784	1,275,676	1,579,886
Japanese bonds	—	—	—	(54,100)	(44,978)	(63,520)	(36,298)
Foreign bonds	—	—	—	200,954	(33,009)	180,340	(26,824)
Other	—	—	—	(42,067)	(17,024)	(28,828)	(20,919)
Net gains (losses) related to bonds	97,817	(20,773)	(109,359)	114,242	1,618	40,997	6,934

Notes:

(1)	Includes refund of income taxes.
(2)

Net gains related to ETFs (the aggregate non-consolidated figures of Mizuho Bank and Mizuho Trust & Banking) + net gains on operating investment securities (the consolidated figures of Mizuho Securities) was ¥2.0 billion for the fiscal year ended March 31, 2021 (a decrease of ¥8.5 billion from the previous fiscal year) and ¥12.4 billion for the three months ended June 30, 2021 (an increase of ¥23.8 billion from the same period in the previous fiscal year).

(3)	In billions of yen.
(4)

Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans) = consolidated gross profits-general and administrative expenses (excluding non-recurring losses) + equity in income from investments in affiliates and certain other consolidation adjustments.

(5)	Figures in parentheses show negative credit-related costs as a result of gain on reversal of reserves for possible losses on loans.
(6)

Credit-related costs consist of (a) expenses related to portfolio problems (including reversal of (provision for) general reserve for losses on loans), (b) gains on reversal of reserves for possible losses on loans, and others, and (c) credit costs for trust accounts. Credit-related costs incurred at Retail & Business Banking Company, Corporate & Institutional Company and Global Corporate Company for the three months ended June 30, 2021 were ¥(9.6) billion, ¥9.8 billion and ¥3.6 billion, respectively.

(7)

Net gains (losses) related to stocks - net gains (losses) related to ETFs and others was ¥10.0 billion for the fiscal year ended March 31, 2021 (a decrease of ¥116.4 billion from the previous fiscal year) and ¥11.5 billion for the three months ended June 30, 2021 (an increase of ¥13.0 billion from the same period in the previous fiscal year).

(8)

Bills discounted refer to a form of financing in Japan under which promissory notes obtained by corporations through their regular business activities are purchased by banks prior to their payment dates at a discount based on prevailing interest rates.

(9)	Includes negotiable certificates of deposit.
(10)

Risk-adjusted capital data are calculated on a Basel III basis from the fiscal year ended March 31, 2013. We adopted the advanced internal ratings-based approach for the calculation of risk-weighted assets associated with credit risk from the fiscal year ended March 31, 2009. We also adopted the advanced measurement approach for the calculation of operational risk from the fiscal year ended March 31, 2010. For more details on capital adequacy requirements set by the Bank for International Settlements, and the guideline implemented by the FSA in compliance thereto, see “Item 5. Operating and Financial Review and Prospects—Capital Adequacy” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference herein.

(11)

Excludes net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions.

(12)	On a fully-effective basis under the Basel III finalization framework expected to be fully applied in 2028.
(13)

Excludes net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions. The capital floor is also calculated after deducting the associated reserves from risk weighted assets using the standard approach.

(14)

Due to the amendment to the leverage ratio regulations introduced as a temporary measure by the FSA, the amount of deposits to the Bank of Japan was excluded from total exposure as of March 31, 2021 and accordingly, such amount is not directly comparable to prior years. Total exposure and leverage ratio, each including our deposits to the Bank of Japan as total exposure, as of June 30, 2020, March 31, 2021 and June 30, 2021 were ¥229,877,279 million and 3.99%, ¥240,452,651 million and 4.03%, and ¥240,811,399 million and 4.11%, respectively.

(15)	Calculated after deduction of capital buffer requirement.
(16)	Calculated before deduction of capital buffer requirement.
(17)	Japanese yen equivalent value converted at the exchange rate as of the respective period end.
(18)

For the three months ended March 31, 2019, 2020 and 2021 and June 30, 2020 and 2021, respectively. Consolidated liquidity coverage ratio is calculated as the three-month average of the daily liquidity coverage ratio for the relevant three months, which is calculated by dividing the balance of total high-quality liquid assets by the amount of net cash outflows on a daily basis for the same three months.

(19)	For the three months ended March 31, 2019, 2020 and 2021 and June 30, 2020 and 2021, respectively.
(20)	Credit-related cost ratio = credit-related costs (annualized) / total claims (period-end balance, based on the FRA; banking account and trust account).
(21)	Includes banking account and trust account. Trust account denotes trust accounts with contracts that indemnify the principal amounts.
(22)	NPL ratio = disclosed claims under the FRA / total claims. Includes banking account and trust account.
(23)	Other securities which have readily determinable fair values. Excluding investments in partnership. Figures are on an acquisition cost basis.
(24)

Other securities which have readily determinable fair values. Excluding investments in partnership. Changes in value to be recorded directly to net assets after necessary adjustments. Japanese stocks on March 31, 2020 were calculated based on the average market price of the month. Other items were calculated based on the quoted market price if available, or other reasonable value, at the end of the month.

Selected Aggregated Figures of Mizuho Group’s Principal Banking Subsidiaries

The table below sets forth selected aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries, Mizuho Bank and Mizuho Trust & Banking, as of and for the fiscal years ended March 31, 2017, 2018, 2019, 2020 and 2021 and as of and for the three months ended June 30, 2020 and 2021.

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
Aggregated figures of Mizuho Group’s principal banking subsidiaries(1)	2017	2018	2019	2020	2021	2020	2021
	(in billions of yen, except percentages or where otherwise noted)
						(unaudited)
Financial results highlights:
Gross profits (excluding the amounts of credit costs of trust accounts)	¥1,441	¥1,293	¥1,197	¥1,437	¥1,477	¥392	¥338
Net interest income	749	708	676	652	815	191	197
Net fee and commission income	407	405	417	420	456	106	89
General and administrative expenses (excluding non-recurring losses)	947	964	949	922	897	223	214
Net business profits (before reversal of (provision for) general reserve for losses on loans)(2)	494	328	247	515	580	169	124
Net income (losses)	388	493	(105)	343	311	33	100
Asset quality:
Reserve ratios for other watch obligors(3): Claims against other watch obligors (approximate amount, in trillions of yen)	¥1.6	¥1.6	¥1.3	¥1.6	¥1.7	n.a.	n.a.
Reserve ratios	6.69%	3.92%	2.46%	4.91%	4.87%	n.a.	n.a.
Other financial data:
Japanese government bonds (in trillions of yen)(4)	¥10.2	¥13.3	¥11.8	¥12.6	¥20.9	¥16.0	¥22.2
Average remaining period (years)(6)	2.4	2.5	2.1	2.4	1.1	2.1	1.2
Unrealized gains (losses)(5)	¥8.7	¥0.6	¥5.9	¥(44.0)	¥(31.7)	¥(54.2)	¥(25.7)
Foreign bonds (in trillions of yen)(4)	8.7	8.1	7.1	12.1	12.0	12.5	13.5
Average remaining period (years)(6)	3.9	3.4	3.2	2.6	2.5	2.5	3.0
Unrealized gains (losses)(5)	¥(162.9)	¥(160.2)	¥21.1	¥199.6	¥(32.5)	¥178.0	¥(26.3)

Notes:

(1)	The aggregated figures in this table have not been audited.
(2)	Net business profits (before reversal of (provision for) general reserve for losses on loans) of Mizuho Trust & Banking exclude the amounts of credit-related costs for trust accounts.
(3)	Banking account.
(4)	Other securities which have readily determinable fair values. Figures are on an acquisition cost basis.
(5)

Changes in value to be recorded directly to net assets after tax and other necessary adjustments. Calculated based on the quoted market price if available, or other reasonable value, at the end of the month.

(6)	Excluding floating rate notes.

Other Related Information for Mizuho Group

	As of
Aggregated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021	June 30, 2021
	(in trillions of yen) (on a managerial accounting basis)
Loan balance in Japan(1)

Period-end balances:
Retail & Business Banking Company – Individuals	¥10.2	¥9.9	¥9.7	¥9.5	¥9.2	¥9.1	¥9.0
Retail & Business Banking Company – Corporate	14.5	15.0	15.3	15.6	16.2	16.0	15.8
Corporate & Institutional Company	25.0	26.2	27.2	28.0	30.9	30.4	29.9

Total	¥49.7	¥51.4	¥52.3	¥53.3	¥56.5	¥55.4	¥54.7

	For the six months ended						For the three months ended June 30, 2021
Aggregated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021
	(in trillions of yen) (on a managerial accounting basis)
Loan balance in Japan(1)

Average balance:
Domestic branches	¥49.3	¥50.8	¥51.9	¥52.5	¥56.6	¥56.2	¥55.4

	For the six months ended						For the three months ended June 30, 2021
Aggregated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021
Loan and deposit rate margin in Japan(2)

Domestic return on loans and bills discounted (a)	0.83%	0.80%	0.78%	0.77%	0.73%	0.75%	0.75%
Domestic loan and deposit rate margin (a) – (b)(3)	0.82%	0.80%	0.78%	0.76%	0.72%	0.74%	0.75%
Domestic cost of deposits and debentures (b)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	For the six months ended						For the three months ended June 30, 2021
Aggregated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021
	(on a managerial accounting basis)
Loan Spreads(1)
Global Corporate Company(4)(5)	0.87%	0.83%	0.81%	0.83%	0.91%	1.01%	1.05%

Retail & Business Banking Company – Corporate	0.63%	0.60%	0.57%	0.55%	0.54%	0.56%	0.57%
Corporate & Institutional Company	0.49%	0.48%	0.50%	0.50%	0.50%	0.53%	0.54%

	For the six months ended						For the three months ended June 30, 2021
Non-Consolidated Financial Information for Mizuho Bank	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021
	(in billions of dollars) (on a managerial accounting basis)
Loan balance outside Japan(4)(5)

Period-end balance:
Asia	$112.2	$107.5	$112.8	$112.2	$118.0	$107.6	$105.8
Americas	68.5	74.5	78.8	98.1	88.4	83.8	84.4
EMEA	41.8	47.9	51.4	58.4	60.0	53.2	52.9

Total	$222.6	$229.9	$243.1	$268.6	$266.3	$244.6	$243.1

	For the six months ended						For the three months ended June 30, 2021
Non-Consolidated Financial Information for Mizuho Bank	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021
	(in billions of dollars) (on a managerial accounting basis)
Loan balance outside Japan(4)(5)
Average balance	$216.2	$233.1	$238.5	$250.3	$278.4	$255.6	$243.4

	For the six months ended						For the three months ended June 30, 2021
Non-Consolidated Financial Information for Mizuho Bank	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021
Loan and deposit rate margin outside Japan
Return on loan and bills discounted (a)	2.67%	2.91%	2.87%	2.46%	1.56%	1.34%	1.30%
Loan and deposit rate margin (a) – (b)(6)	0.98%	0.89%	0.90%	0.91%	1.04%	1.11%	1.17%
Cost of deposits and debentures (b)	1.68%	2.01%	1.97%	1.55%	0.52%	0.22%	0.12%

	For the three months ended June 30,
Non-interest Income from Customer Groups	2019	2020	2021
	(in billions of yen) (on a managerial accounting basis)
Non-interest Income (group aggregated figures)(7)(8)	¥217.6	¥237.9	¥246.1
Retail & Business Banking Company	80.1	76.5	96.8
Individual Asset Formation(9)	—	30.7	40.5
Solution Businesses(10)	—	13.7	19.2
Settlement & FX	—	21.1	21.8
Derivatives, etc.	—	10.9	15.3
Corporate & Institutional Company	61.1	73.4	56.0
Solution Businesses(10)	—	45.5	27.1
Settlement & FX	—	15.8	15.2
Derivatives, etc.	—	12.2	13.8
Global Corporate Company	53.3	68.3	66.3
Investment Banking Business	—	15.9	14.9
Credit-related fees	—	34.0	34.5
FX & Derivatives, other	—	18.4	16.9
Asset Management Company	13.0	11.7	14.4
Others	10.2	8.2	12.6

	For the three months ended June 30,
Non-interest Income for Global Corporate Company	2019	2020	2021
	(in billions of yen) (on a Global Corporate Company managerial accounting basis)
Asia	¥21.6	¥22.6	¥24.6
Americas(11)	22.2	33.1	31.5
EMEA(12)	9.6	12.5	10.2

	For the three months ended June 30,
Investment Products: Assets Under Management(13)	2019	2020	2021
	(in trillions of yen)
Mizuho Securities	¥40.9	¥40.6	¥47.2
Mizuho Bank and Mizuho Trust & Banking(14)	5.46	5.43	5.56

	For the three months ended June 30,
Investment Products: Amount of Sales	2019	2020	2021
	(in billions of yen)
Mizuho Securities:
Equity Investment Trusts	¥263.3	¥346.5	¥497.3
Japanese Bonds	272.8	2.5	215.7
Foreign Bonds	164.9	120.3	238.3

Mizuho Bank and Mizuho Trust & Banking:
Annuities	63.8	24.5	41.2
Investment Trusts	40.7	63.4	113.9

Aggregated period-end loan balance of Mizuho Bank, including the banking subsidiaries outside Japan, as of June 30, 2021:

Breakdown of overseas loan portfolio by customer type
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages) (on Global Corporate Company managerial accounting basis)
$255.8	34%	66%

Breakdown of overseas loan portfolio by region
Total	Asia/Oceania	Americas	EMEA
(in billions of dollars, except percentages) (on Global Corporate Company managerial accounting basis)
$255.8	44%	34%	22%

Breakdown of Asia/Oceania loan portfolio
Total	Hong Kong	Singapore	Australia	China	Thailand	Taiwan	South Korea	India	Others
(in billions of dollars, except percentages) (on Global Corporate Company managerial accounting basis)
$112.8	25%	16%	11%	10%	10%	9%	6%	5%	9%

Breakdown of Hong Kong loan portfolio
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages) (on Global Corporate Company managerial accounting basis)
$28.0	7%	93%(15)

Breakdown of China loan portfolio
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages) (on Global Corporate Company managerial accounting basis)
$10.8	37%	63%(16)

Non-Consolidated Financial Information for Mizuho Bank, including the banking subsidiaries outside Japan	As of
	March 31, 2020	March 31, 2021	June 30, 2021
Quality of loan portfolio outside Japan:	(on Global Corporate Company managerial accounting basis)
Percentage of loans to investment grade borrowers(17)	77%	74%	75%
NPL Ratio(18)	0.5%	0.6%	0.5%

	As of
Non-Consolidated Financial Information for Mizuho Bank	March 31, 2020	March 31, 2021	June 30, 2021
Non-JPY loan and deposit trends(19):	(in billions of dollars, except percentages) (on a managerial accounting basis)
Period-end balances:
Non-JPY denominated customer deposits	$235.7	$207.3	$198.3
Non-JPY denominated loans	315.6	280.3	276.5
Proportion of deposit to loan	75%	74%	72%

Notes:

(1)

New managerial accounting rules were applied from the fiscal year ending March 31, 2022. Figures from September 30, 2018 to March 31, 2021 were recalculated based on the new rules. Excludes loans between the consolidated entities and loans to the Japanese Government, etc.

(2)	Excluding loans to financial institutions (including Mizuho Financial Group) and the Japanese Government, etc.
(3)	Domestic loan and deposit rate margin was 0.73%, 0.72%, 0.74% and 0.75% for the three months ended June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.
(4)	Including subsidiaries in China, the USA, the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico. Excluding loans between consolidated entities.
(5)	Figures including past figures were recalculated based on the planned rate in U.S. dollars for the fiscal year ending March 31, 2022.

(6)	Loan and deposit rate margin outside Japan was 1.04%, 1.01%, 1.09% and 1.13% for the three months ended June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.
(7)	Aggregated figures for Mizuho Bank, Mizuho Trust & Banking, Mizuho Securities, Asset Management One Co., Ltd. and other major subsidiaries, each on a non-consolidated basis.
(8)

Past figures recalculated based on the planned rate for the fiscal year ending March 31, 2022 and other factors such as expansion and refinement of range of consolidated subsidiaries. The original figures before the recalculation for the three months ended June 30, 2019 and 2020 were ¥217.0 billion and ¥237.0 billion, respectively.

(9)	Consists of Mizuho Bank investment trusts and annuities, plus the Mizuho Securities individual segment and private banking segment.
(10)	Including fees related to investment banking business and real estate brokerage.
(11)

For the Americas, our loan upfront fees were ¥18.4 billion for the three months ended June 30, 2021, an increase of ¥0.9 billion as compared to the same period in the prior year. Our Americas Debt Capital Markets group accounted for ¥5.9 billion of non-interest income for the three months ended June 30, 2021, a decrease of ¥4.1 billion as compared to the same period in the prior year. Our Americas Equity Capital Markets group accounted for ¥3.4 billion of non-interest income for the three months ended June 30, 2021, an increase of ¥1.1 billion as compared to the same period in the prior year.

(12)	For EMEA, our loan upfront fees were ¥6.8 billion for the three months ended June 30, 2021, a decrease of ¥1.6 billion as compared to the same period in the prior year.
(13)

Figures for Mizuho Securities Retail and Business Banking Division. Past figures of outstanding balance of assets under management were recalculated based on the new definitions from the fiscal year ended March 31, 2020.

(14)	Total of individual annuities, investment trusts (excluding money market funds) and non-JPY deposits.
(15)

The majority of the loans to non-Japanese customers were to general corporate. The majority of the loans to general corporate were to Hong Kong customers and the remaining loans were to non-Hong Kong customers.

(16)

The majority of the loans to non-Japanese customers were to general corporate. The majority of the loans to general corporate were to non-Chinese customers and the remaining loans were to Chinese customers.

(17)

“Investment grade borrowers” is based on our internal credit ratings, which are similar to the external investment grade ratings provided by rating agencies such as S&P Global Ratings Japan Inc., or S&P, and Moody’s Japan K.K., or Moody’s.

(18)	NPL ratio = disclosed claims under the FRA / total claims.
(19)

New managerial accounting rules were applied for the fiscal year ending March 31, 2022. Figures for the past periods were recalculated based on the new rules. Including subsidiaries in China, the USA, the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico. As of June 30, 2021, on a managerial accounting basis, and including the banking subsidiaries in China, the USA, the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico, non-JPY denominated securities was $123.8 billion, non-JPY denominated other assets was $54.6 billion, non-JPY denominated medium and long-term funding (consisting of corporate bonds, currency swaps and other) was $80.0 billion, non-JPY denominated market operations (consisting of repos, interbank, central banks deposits, etc.) were $108.8 billion and non-JPY denominated certificates of deposit and commercial paper were $67.8 billion.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our subordinated debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

The Notes will be initially limited to $             aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on September            ,            . Subject to a Viability Write-Down, as described under “—Write-Down” below, the Notes will bear interest at the rate of         % per annum from (and including) September    , 2021 to (and excluding) the maturity date, payable semi-annually in arrears on March             and September             of each year, commencing March    , 2022, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

The Notes will constitute direct and unsecured obligations of Mizuho Financial Group which are unconditional and subordinated, as described below. Claims in respect of the Notes shall at all times rank equally and pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, unconditional and dated subordinated obligations of Mizuho Financial Group (including obligations in respect of dated subordinated guarantees provided by Mizuho Financial Group), and in priority to the rights and claims of holders of all present and future unsecured, undated, conditional and subordinated obligations of Mizuho Financial Group (including those in respect of perpetual subordinated notes issued by Mizuho Financial Group) and holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group, subject to a Viability Write-Down, as described under “—Write-Down” below.

The Notes will constitute a series of subordinated debt securities to be issued under a subordinated indenture between us and The Bank of New York Mellon, as trustee, to be dated as of September            , 2021, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the corporate trust office of the trustee.

Subject to a Viability Write-Down, as described under “—Write-Down” below, the Notes will be repaid at maturity at a price of 100% of the principal amount thereof. The Notes may be redeemed at any time prior to maturity in the circumstances described under, and subject to the conditions set forth in, “—Optional Tax Redemption” and “—Optional Regulatory Redemption.” The Notes will be issued in denominations of $200,000 or integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund.

Mizuho Financial Group is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, claims of the Noteholders will be structurally subordinated to claims of creditors of its subsidiaries. In addition, various statutes and regulations, including banking and other regulations, may restrict Mizuho Financial Group’s subsidiaries from paying dividends or principal of or interest on loans or other funds to Mizuho Financial Group. See “Risk Factors—Risks Relating to the Notes—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could hinder investors’ ability to receive payment.”

Interest

Subject to a Viability Write-Down, as described under “—Write-Down” below, the Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement and under “The Offering—Interest” and “—General” above from (and including) September            , 2021 to (and excluding) the maturity date, payable semi-annually in arrears on March            and September            of each year, commencing March            , 2022.

If any payment on the Notes is due on a day that is not a Business Day, such payment will be made on the date that is the next succeeding Business Day. Payments postponed to the next succeeding Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day. Interest will be paid on each interest payment date to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upward).

Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to Mizuho Financial Group and its agents in respect thereof, including the requirements under Japanese tax law.

If and to the extent Mizuho Financial Group shall default in the payment of interest when due, such defaulted interest shall be paid to the person in whose name the relevant Note is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of Mizuho Financial Group to the holder of the relevant Note not less than fifteen days preceding such subsequent record date.

The term “Business Day” means a day which is not a day on which banking institutions in New York or Tokyo are authorized by law or regulation to close.

Subordination

The rights of the Noteholders will be subordinated upon a Subordination Event (as defined below) and, if on or prior to any date on which payment under the Notes becomes due a Subordination Event has occurred, and so long as any such Subordination Event shall continue, any amounts (other than any amounts which shall have become due and payable before such Subordination Event and remain unpaid) due under the Notes will become payable only upon one of the following conditions being fulfilled:

(i)

in the case of a Japanese Bankruptcy Event (as defined below), the total amount of any and all Senior Indebtedness (as defined below) which is listed on the final distribution list of Mizuho Financial Group submitted to the court in such bankruptcy proceedings shall have been assured to be paid in full out of the amounts available for distribution in such bankruptcy proceedings (including by way of distributions by deposit of funds in escrow with the competent authority),

(ii)

in the case of a Japanese Corporate Reorganization Event (as defined below), the total amount of any and all Senior Indebtedness which is listed on the reorganization plan of Mizuho Financial Group at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed,

(iii)

in the case of a Japanese Civil Rehabilitation Event (as defined below), the total amount of any and all Senior Indebtedness which is listed on the rehabilitation plan of Mizuho Financial Group at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed (provided, however, that if the court finally and conclusively (a) approves summary or consent rehabilitation proceedings or the cancellation of the rehabilitation plan, or (b) cancels or discontinues the rehabilitation proceedings, this provision shall not apply, as if Mizuho Financial Group had never been subject to a Japanese Civil Rehabilitation Event), or

(iv)

in the case of a Foreign Event (as defined below), conditions equivalent to those set out in (i), (ii) or (iii) above have been fulfilled; provided that, notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the Notes shall become payable in accordance with the conditions for payment set forth in the Indenture and not subject to such impermissible condition.

Notwithstanding that the Notes are stated to rank equally and ratably with certain dated subordinated obligations and ahead of certain junior securities of Mizuho Financial Group as described above, the Notes are subject to a Viability Write-Down, as described under “—Write-Down” below.

“Foreign Event” means Mizuho Financial Group becoming subject to bankruptcy, corporate reorganization, rehabilitation proceedings or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan.

“Japanese Bankruptcy Event” means a competent court in Japan having adjudicated Mizuho Financial Group to be subject to bankruptcy proceedings pursuant to the provisions of the Japanese Bankruptcy Act (Act No. 75 of 2004, as amended) or any successor legislation thereto (the “Japanese Bankruptcy Act”).

“Japanese Civil Rehabilitation Event” means a competent court in Japan having adjudicated Mizuho Financial Group to be subject to civil rehabilitation proceedings pursuant to the provisions of the Japanese Civil Rehabilitation Act (Act No. 225 of 1999, as amended) or any successor legislation thereto (the “Japanese Civil Rehabilitation Act”).

“Japanese Corporate Reorganization Event” means a competent court in Japan having adjudicated Mizuho Financial Group to be subject to corporate reorganization proceedings pursuant to the provisions of the Japanese Corporate Reorganization Act (Act No. 154 of 2002, as amended) or any successor legislation thereto (the “Japanese Corporate Reorganization Act”).

“Senior Indebtedness” means all liabilities of Mizuho Financial Group other than any obligations which rank or are expressed to rank either pari passu with or junior to the claims of the Noteholders. For the avoidance of doubt, if a competent court in Japan shall have adjudicated Mizuho Financial Group to be subject to the bankruptcy proceedings pursuant to the provisions of the Japanese Bankruptcy Act, the claims of the Noteholders rank junior to the claims of all statutory subordinated bankruptcy claims (Retsugoteki Hasan Saiken), as set forth in the Japanese Bankruptcy Act, in distribution in such bankruptcy proceedings.

“Subordination Event” means either a Japanese Bankruptcy Event, a Japanese Corporate Reorganization Event, a Japanese Civil Rehabilitation Event or a Foreign Event.

A Noteholder by his or her acceptance thereof shall thereby agree that if any payment of principal of or interest on the Notes is made to such Noteholder after the occurrence of a Subordination Event and the amount of such payment exceeds the amount, if any, that should have been paid to such Noteholder upon the proper application of the subordination provisions, the payment of such excess amount shall be deemed null and void, and such Noteholder shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and shall also thereby agree that upon the occurrence of a Subordination Event and for so long as such Subordination Event shall continue, any liabilities of Mizuho Financial Group to such Noteholder which would otherwise become so payable on or after the date on which such Subordination Event occurs shall not be set off against any liabilities of such Noteholder owed to Mizuho Financial Group unless, until and only in such amount as the liabilities of Mizuho Financial Group under the Notes become payable pursuant to the proper application of the subordination provisions of the Notes.

See “Risk Factors—Risks Relating to the Notes—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could hinder investors’ ability to receive payment,” and “Risk Factors—Risks Relating to the Notes—The Notes are subject to a Viability Write-Down which may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s Internal TLAC instruments. As a result of a Viability Write-Down, you may lose the entire value of your investment.”

Optional Tax Redemption

The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time, upon not less than 30 nor more than 60 days’ prior notice to the Noteholders and the trustee, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA), at a redemption price equal to 100% of the principal amount of the Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), if any), if (i) Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts or (ii) payment by Mizuho Financial Group of interest on the Notes ceases to be treated as being a deductible expense for the purpose of computing Mizuho Financial Group’s corporate tax liability by the Japanese tax authorities and, in each of (i) or (ii) above, such event arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which cannot be avoided by measures reasonably available to Mizuho Financial Group; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the relevant event would be triggered. Prior to the mailing to Noteholders of any notice of redemption of the Notes pursuant to the foregoing, the Indenture requires that Mizuho Financial Group certifies to the trustee that the requirements for redemption have been met and delivers therewith to the trustee an opinion of independent tax counsel or tax consultant of recognized standing, which opinion shall be reasonably satisfactory to the trustee, to the effect that such circumstances exist. The trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Noteholders.

Additional amounts are payable by Mizuho Financial Group under the circumstances described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Optional Regulatory Redemption

The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time upon not less than 30 nor more than 60 days’ prior notice to the Noteholders and the trustee, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA), at a redemption price equal to 100% of the principal amount of the Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), if any), if there is more than an insubstantial risk that the Notes will be fully excluded from Mizuho Financial Group’s Tier II capital under applicable standards set forth in the applicable banking regulations, including, without limitation, No. 20 of the FSA Public Ministerial Announcement (kokuji) of 2006, as amended;

provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which such event would be triggered. Prior to the mailing to Noteholders of any notice of redemption of the Notes pursuant to the foregoing, the Indenture requires that Mizuho Financial Group certifies to the trustee that the requirements set forth above have been met and delivers therewith to the trustee a certificate executed by an authorized officer of Mizuho Financial Group to the effect that the circumstances exist. The trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Noteholders.

Write-Down

Viability Event

As soon as practicable following the occurrence of a Viability Event, Mizuho Financial Group shall give notice (the “Viability Notice”) to DTC and the Noteholders via DTC (and send a copy to the trustee for informational purposes) (a) stating that a Viability Event has occurred and a Viability Write-Down will therefore take place on the Discharge Date and (b) specifying the Discharge Date. Any failure or delay by Mizuho Financial Group to provide a Viability Notice shall not change or delay the effect of the Viability Event on its payment obligations on the Notes.

A “Viability Event” will be deemed to have occurred if the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) or any successor legislation thereto (the “Deposit Insurance Act”), need to be applied to Mizuho Financial Group.

See “Risk Factors—Risks Relating to the Notes—The Notes are subject to a Viability Write-Down which may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s Internal TLAC instruments. As a result of a Viability Write-Down, you may lose the entire value of your investment.”, “Risk Factors—Risks Relating to the Notes—The circumstances that could trigger the occurrence of a Viability Event remain uncertain, and applicable banking regulations, including the Japanese TLAC Standard, are subject to change.” and “Item 4. Information on the Company—4.B. Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference herein.

“Discharge Date” means the date to be determined by Mizuho Financial Group after discussions with the FSA and any other relevant Japanese governmental organizations and notified to the Noteholders and the trustee, such date to fall no more than ten Business Days from the date of the Viability Notice.

Viability Write-Down

Notwithstanding anything to the contrary contained in this prospectus supplement, upon the occurrence of a Viability Event, no amounts under the Notes shall thereafter become due, and other than with respect to principal, any additional amounts and interest that have become due and payable prior to the Viability Event (as identified in (ii) below), (a) the Noteholders shall have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by any Noteholders in such direction or related to such direction, any direction previously given to the trustee by any Noteholders shall cease automatically and shall be null and void and of no further effect, (c) no Noteholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the Notes and each Noteholder shall, by virtue of its holding of any Notes, be deemed to have waived all such rights of set-off, compensation or retention and (d) no Noteholder will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving Mizuho Financial Group or have any ability to initiate or participate in any such proceedings or do so through a representative.

On the Discharge Date:

(i)

the full principal amount of each Note will be written down to zero, and the Notes will be cancelled and all references to the principal amount of the Notes will be construed accordingly, other than principal that has become due and payable prior to the Viability Event;

(ii)

Mizuho Financial Group’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the Notes and (B) any additional amounts, in the case of each of subclauses (A) and (B) of this paragraph (ii), if and only to the extent that such interest or additional amount or principal, as applicable, became due and payable to the Noteholders prior to the relevant Viability Event; and

(iii)

the Noteholders will be deemed to irrevocably waive their right to receive, and no longer have any rights against Mizuho Financial Group with respect to, repayment of the principal amount of the Notes written down pursuant to paragraph (i) above, and except as described in paragraph (ii) above, all rights of any Noteholder for payment of any amounts under or in respect of the Notes (including, without limitation, any amounts arising as a result of, or due and payable upon the occurrence of, an Acceleration Event (as defined below)), will become null and void and any Noteholder who has received such payment shall be obliged to return the amount so received immediately to Mizuho Financial Group.

The events described in paragraphs (i) through (iii) are referred to as a “Viability Write-Down.”

Deemed agreement

By the acquisition of the Notes, each Noteholder, to the extent permitted by applicable laws and regulations:

(i)

waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes or abstains from taking, in either case solely in accordance and in connection with the Viability Write-Down;

(ii)

agrees to be bound by and consents to the Viability Write-Down that will result in the cancellation of all of the principal amount of or interest on the Notes (other than payments of principal, any additional amounts or interest that has become due and payable prior to the Viability Event); and

(iii)

agrees that upon the occurrence of a Viability Event, (a) the Viability Event does not constitute an event of default under the Indenture, (b) the trustee shall not be required to take any further directions from the Noteholders under certain sections of the Indenture, which sections authorize the Noteholders to direct certain actions relating to the Notes and (c) the Indenture shall impose no duties upon the trustee whatsoever solely with respect to the Viability Write-Down.

Repurchases

Mizuho Financial Group or any of its subsidiaries may, at any time, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations or the then applicable public ministerial announcements, guidelines or policies of or supervised by, the FSA), purchase any or all of the Notes in the open market or otherwise at any price. Subject to applicable law, neither Mizuho Financial Group nor any of its subsidiaries shall have any obligation to purchase or offer to purchase any Notes held by any holder as a result of its purchase or offer to purchase Notes held by any other holder, whether on the open market or otherwise. Any such Notes purchased by Mizuho Financial Group or any of its subsidiaries may, at the discretion of Mizuho Financial Group or the relevant subsidiary, be held, resold or surrendered to the paying agent for cancellation by Mizuho Financial Group or any such subsidiary, as the case may be. The Notes so purchased, while held by or on behalf of Mizuho Financial Group or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of “—Acceleration Events; Limited Rights of Acceleration” below.

Acceleration Events; Limited Rights of Acceleration

In case an Acceleration Event shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, by written notice to Mizuho Financial Group and (if given by the Noteholders) the trustee, declare the principal of and all interest then accrued on the Notes to be forthwith due and payable upon receipt of such notice by Mizuho Financial Group and, if applicable, the trustee. Except as provided above, neither the trustee nor the Noteholders will have any right to accelerate any payment of principal or interest in respect of the Notes and no other event shall constitute an event of default.

The only action the trustee or the Noteholders may take against Mizuho Financial Group on acceleration of the Notes is to petition for the winding-up of Mizuho Financial Group in Japan or to prove in the winding-up of Mizuho Financial Group, if such petition is permissible under Japanese law.

In the event that an Acceleration Event has occurred and the trustee has instituted proceedings for the winding up of Mizuho Financial Group, then if a Viability Event shall occur prior to the making of an order by a court of competent jurisdiction for the winding up of Mizuho Financial Group, the trustee shall cease such proceedings and any direction by the Noteholders under the Indenture to the trustee in respect of such proceedings shall cease automatically and shall be null and void and of no further effect, except with respect to any indemnity and/or security given to the trustee by the Noteholders in any such direction or related to such direction. To the extent set forth in the Indenture, the trustee shall not be liable to any Noteholder in respect of the cessation of such proceedings or the termination of the effectiveness of any such direction, and any indemnity and/or security given to the trustee by the Noteholders in any such direction or related to such direction shall continue to be in full force and effect and shall be unaffected by the cessation of such proceedings or the termination of the effectiveness of any such direction in accordance with this paragraph.

In the event that an Acceleration Event has occurred and the trustee receives a direction from the Noteholders to institute proceedings for the winding up of Mizuho Financial Group, then if a Viability Event shall occur before the trustee shall have instituted such proceedings, the trustee shall be deemed directed not to and shall not be required to initiate such proceedings and, to the extent set forth in the Indenture, shall not be liable to any Noteholder in respect of not having commenced such proceedings.

For the avoidance of doubt, the rights of the Noteholders in respect of any payment that has become due and payable prior to the Viability Event shall not be affected by the provisions described in the preceding two paragraphs, and furthermore, effective upon, and following, the Viability Write-Down, the trustee shall not be required to accept directions from the Noteholders other than in respect of actions limited solely to pursuing any such payment.

An “Acceleration Event” means the occurrence and continuation of a Subordination Event or a Liquidation Event (as defined below).

A “Liquidation Event” shall occur if an order is made or an effective resolution is passed for the winding-up or dissolution of Mizuho Financial Group, except for the purposes of an amalgamation, merger or reconstruction the terms of which have been previously approved by the holders of a majority in aggregate principal amount of the then outstanding Notes.

Provision of Notice of Acceleration Events

Pursuant to the Indenture, the trustee shall give notice to the Noteholders of all Acceleration Events known to the trustee which have occurred. The trustee shall transmit the notice within 90 days after the occurrence of an Acceleration Event. The trustee shall not be deemed to have knowledge of the occurrence of an Acceleration Event until notified of such Acceleration Event pursuant to the terms of the Indenture.

Limitation on Suits by Individual Noteholders

The Indenture provides that no individual Noteholder may institute any action against Mizuho Financial Group under the Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	the holders of not less than 25% in aggregate principal amount of the Notes, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee security and/or indemnity satisfactory to the trustee in its sole discretion;

(ii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iii)	the holders of a majority in principal amount of the Notes, must not have given directions to the trustee inconsistent with those of the holders referred to in paragraph (i) above.

However, the right of any Noteholder to institute suit for the enforcement of any such payment of overdue principal and interest on or after the respective due dates shall not be affected or impaired; provided, notwithstanding the foregoing that the rights of Noteholders specified above are subject to the limitations and suspension of rights triggered by a Viability Event. For the avoidance of doubt, nothing shall be construed to impair the effectiveness of the provisions of Subordination and Viability Write-Down set forth in the Indenture or related provisions of the Notes.

Trustee, Paying Agent, Registrar and Transfer Agent

The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, U.S.A., will initially act as trustee, paying agent, registrar and transfer agent with respect to the Notes. Mizuho Financial Group may change the paying agent, registrar or transfer agent without prior notice to the Noteholders (but with prior notice to the trustee), and Mizuho Financial Group or any of its subsidiaries may act as paying agent, registrar or transfer agent.

Clearance and Settlement

The Notes have been accepted for clearance through DTC for the accounts of its participants, including Euroclear and Clearstream.

Book-Entry; Delivery and Form

Write-Down Procedure for Notes while held in Book-Entry Form

If a Viability Event has occurred, Mizuho Financial Group will deliver a Viability Notice to DTC and the Noteholders via DTC (and to the trustee for informational purposes). As soon as practicable following the receipt of the Viability Notice by DTC and pursuant to its rules and procedures, DTC will suspend all clearance and settlement of transfers that had occurred in the Notes (the “Suspension”). After the Suspension, Noteholders will not be able to settle the transfer of any Notes and any sale or other transfer of the Notes that a Noteholder may have initiated prior to the Suspension that is scheduled to settle after the Suspension may be rejected by DTC and may not be settled within DTC subject to DTC’s rules and procedures.

In addition, as soon as practicable following its receipt of the Viability Notice, DTC will post the Viability Notice to its Reorganization Inquiry for Participants System, and thereafter transmit the Viability Notice to the direct participants of DTC holding the Notes at such time pursuant to its rules and procedures. After the Suspension and dissemination of the relevant notices, DTC will mark-down all positions relating to the Notes on its records to reflect the Viability Write-Down. The actual timing of the mark-down will depend upon instructions in the Viability Notice and DTC’s rules and procedures. It is expected that the mark-down process will be completed on the Discharge Date, but there can be no assurances that DTC will not require a longer period pursuant to its rules and procedures. For the avoidance of doubt, notwithstanding any delay in DTC reflecting the Viability Write-Down on its systems, the Viability Write-Down shall be deemed to take place on the Discharge Date.

SGX-ST Listing

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as the Notes are listed on the SGX-ST.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, Mizuho Financial Group will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for Definitive Notes in certificated form. In addition, in the event that any of the Global Notes is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of Mizuho Financial Group through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States law of the acquisition, ownership and sale of the Notes by investors. Potential investors should consult their own tax advisors on the tax consequences of acquisition, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the Notes and does not purport to be a comprehensive description of the tax aspects of the Notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Notes or any person purchasing, selling or otherwise dealing in the Notes or any tax implication arising from the purchase, sale or other dealings in respect of the Notes.

The Notes

The Notes do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order (as defined below) under the Special Taxation Measures Act) relating to Mizuho Financial Group or a specially-related person of Mizuho Financial Group (as defined below).

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by Noteholders in connection with the issue of the Notes, nor will such taxes be payable by Noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.

Representation by Investor upon Initial Distribution of Notes

BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Notes

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the Notes and the redemption gain or the redemption loss, meaning any positive or negative difference between the holder’s acquisition price of the Notes and the amount which the holder receives upon redemption of such Notes, (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such Notes are issued by Mizuho Financial Group outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the Notes, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the Notes or of the Redemption Gain with respect to the Notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group under Japanese tax law.

1.1	Interest

(1)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the Notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant Notes are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant Notes, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of Mizuho Financial Group (as defined below)), and that Mizuho Financial Group prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)

if the relevant Notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that Mizuho Financial Group file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest.

(2)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by Mizuho Financial Group, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in Paragraph 1.1(1) above are complied with.

Failure to do so will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)

Notwithstanding Paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with Mizuho Financial Group (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, Mizuho Financial Group) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of Mizuho Financial Group”) as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of Mizuho Financial Group) is subject to Japanese withholding tax with respect to interest on the Notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain (for interest due and payable on or before December 31, 2021) and Switzerland. Under the tax treaties between Japan and the United States, the United Kingdom, Denmark, Germany, Austria, Belgium or Sweden, interest paid to qualified United States, United Kingdom, Danish, German, Austrian, Belgian or Swedish residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Japan has also signed amendments to the existing tax treaties with Spain and Switzerland generally exempting interest from Japanese withholding tax, and the amendment with Spain will apply to interest due and payable on or after January 1, 2022 while the amendment with Switzerland has not yet entered into force. Under the current income tax treaties between Japan and France, Australia, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified French, Australian, Dutch, New Zealand or Swiss residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the Notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by Mizuho Financial Group are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) through Mizuho Financial Group to the relevant tax authority before payment of interest.

(5)

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Notes becomes a specially-related person of Mizuho Financial Group, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of Mizuho Financial Group becomes a beneficial owner of the Notes, and (b) if such Notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the Notes. As described in Paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of Mizuho Financial Group for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of Mizuho Financial Group.

1.2	Redemption Gain or Redemption Loss

(1)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)

Notwithstanding Paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of Mizuho Financial Group as of the beginning of the fiscal year of Mizuho Financial Group in which such individual non-resident of Japan or non-Japanese corporation acquired such Notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2.	Resident Investors

If the recipient of interest on the Notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of Mizuho Financial Group, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 11 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, including the treatment of the Redemption Loss especially for individual residents of Japan, the change to the taxation regime of Notes that took effect on January 1, 2016.

2.1	Interest

(1)

If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in Paragraph 2.1(2) below) receives payments of interest on the Notes through certain Japanese payment handling agents as defined in Article 2-2 Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by Mizuho Financial Group. As Mizuho Financial Group is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)

If the recipient of interest on the Notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its Notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the Notes (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since Mizuho Financial Group is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so notify Mizuho Financial Group may result in the withholding by Mizuho Financial Group of a 15.315% income tax.

(3)

If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in Paragraph 2.1(4) below) receives interest on the Notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group.

(4)

If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 11 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the Notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in Paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

United States Taxation

The following is a summary of certain U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of the Notes by a U.S. holder (as defined below). This summary deals only with Notes held as capital assets by persons who purchase the Notes upon original issuance at their initial offering price.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Notes as part of a hedging, integrated or conversion transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person holding the Notes in connection with the conduct of a trade or business in Japan;

•

a person required to accelerate the recognition of any item of gross income with respect to the Notes for U.S. federal income tax purposes as a result of such income being recognized on an applicable financial statement;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such an entity); or

•	a U.S. holder whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, judicial decisions and the income tax treaty between the United States and Japan, in each case as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership for U.S. federal income tax purposes that holds Notes, you should consult your tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Tax Treatment of the Notes

Although the matter is not free from doubt, we intend to take the position (to the extent that we are required to take a position) that the Notes will be treated as indebtedness for U.S. federal income tax purposes. There is no direct authority, however, that addresses the U.S. federal income tax treatment of instruments such as the Notes that are denominated as subordinated debt instruments and have significant debt features but that provide for a Viability Write-Down upon the occurrence of a Viability Event under which holders of the Notes could lose all of their investment in the Notes and any associated creditor rights. Therefore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not assert that the Notes should be treated as equity for U.S. federal income tax purposes (or assert some other alternative tax treatment). If the Notes were treated as equity for U.S. federal income tax purposes, the tax consequences to you would be different (and potentially more adverse) than the consequences described below, and you could suffer additional adverse tax consequences if we were treated as a “passive foreign investment company” for U.S. federal income tax purposes. You are urged to consult your own tax advisors regarding the appropriate characterization of the Notes for U.S. federal income tax purposes and the tax consequences to you if the IRS were to successfully assert a characterization that differs from our position. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.

Interest

Interest on the Notes (which includes any Japanese tax withheld and any additional amounts paid with respect thereto) generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Any interest income (including any additional amounts) on a Note generally will be considered foreign source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. You may be entitled to deduct or credit any Japanese tax withheld from payments of interest, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). However, any Japanese withholding taxes on interest will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or the income tax treaty between the United States and Japan (the “Treaty”) or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption described above in “Japanese Taxation.” As discussed above in “Japanese Taxation,” interest payments on the Notes are currently eligible for an exemption from Japanese withholding tax under the Treaty; therefore, if you are eligible for the benefits of the Treaty, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange or Other Taxable Disposition of Notes

Upon the sale, exchange or other taxable disposition (including a retirement or redemption) of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and the tax basis of the Note. Your tax basis in a Note will, in general, be your cost for that Note. Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize upon the sale, exchange or other taxable disposition of a Note will generally be treated as United States source gain or loss for purposes of computing your foreign tax credit limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest on the Notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a Note paid to you (unless, in each case, you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) “employee benefit plans” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA , (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i)-(iii), we refer to as a “Plan”), and on those persons who are fiduciaries with respect to Plans.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (collectively, we refer to these Plans as “Covered Plans”), including the requirement of investment prudence and diversification and the requirement that a Covered Plan’s investments be made in accordance with the documents governing the Covered Plan. The prudence of a particular investment must be determined by the responsible fiduciary of a Covered Plan by taking into account the Covered Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Notes.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Covered Plan and certain persons (referred to as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) having certain relationships to such Covered Plans unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Covered Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the Notes are acquired or held with the assets of a Covered Plan with respect to which the Issuer, an underwriter or any of their respective affiliates (collectively, the “Transaction Parties”) is a party in interest or disqualified person. As a result of its business, the Issuer, as well as other Transaction Parties, may be parties in interest or disqualified persons with respect to many Covered Plans. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Covered Plan fiduciary making the decision to acquire or hold any Notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that none of the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan pays no more, and receives no less, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding any Notes in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the Notes.

Any insurance company proposing to invest assets of its general account in the Notes should consider the extent to which such investment would be subject to the requirements of Title I of ERISA or Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition of or holding of any Notes or any interest therein will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code.

Plans which are, or whose assets constitute the assets of, governmental plans (within the meaning of Section 3(32) of ERISA), certain church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. Plans, may not be subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans considering an investment in the Notes should consult with its legal advisors to consider the applicable fiduciary standards and to determine the potential consequences of an investment in the Notes under any applicable Similar Laws before deciding whether to acquire or hold any Notes.

By its acquisition of any Notes (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such Notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such Notes, either that (a) it is not acquiring or holding the Notes (or any interest therein) with the assets of a Plan or (b) its acquisition, holding and disposition of the Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive, and neither this discussion nor anything in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers generally, and such purchasers and Noteholders should consult and rely on their own counsel and advisors as to whether an investment in the Notes is suitable for the Plan. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding, and any subsequent dispositions, of the Notes.

Each purchaser and holder of an interest in the Notes will have exclusive responsibility for ensuring that its purchase and holding of the Notes does not violate the applicable fiduciary and prohibited transaction rules of ERISA and the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. The sale of Notes to any Plan is in no respect a representation by any Transaction Party that such an investment meets all relevant legal requirement with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated September                 , 2021, between us and the underwriters named below, for whom Mizuho Securities USA LLC and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of Notes
Mizuho Securities USA LLC	$
J.P. Morgan Securities LLC

Total	$

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer the Notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase the Notes from us at the public offering price, and we have agreed to pay the underwriters a fee of         % of the principal amount of the Notes.

The estimated expenses, not including the underwriting commissions, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$
Legal fees and expenses
Accounting fees and expenses
Trustee, registrar and paying agent fees and expenses
Miscellaneous

Total	$

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering. The underwriters have agreed to reimburse us for certain documentation-related expenses incurred in connection with this offering.

New Issue of the Notes

The Notes are a new issue of securities with no established trading market. Approval-in-principle has been received for the listing of the Notes on the SGX-ST. Certain underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. Mizuho Securities USA LLC may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There is no prior market for the Notes, and the Notes may have limited liquidity.”

Settlement

We expect that delivery of the Notes will be made to investors on or about September     , 2021, which will be the third New York business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives of the underwriters, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated subordinated debt securities of ours, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the underwriters may impose a penalty bid. A penalty bid is an arrangement that permits the underwriters and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. However, there is no assurance that the underwriters and/or any person acting on behalf thereof will undertake any stabilization action. Any stabilization action may begin at any time, on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended or discontinued at any time, but it must end no later than the earlier of 30 days after the Notes are issued and 60 days after the date of the allotment of the Notes. Any stabilization action will be conducted in accordance with the law.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Mizuho Financial Group or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Mizuho Securities USA LLC will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, any Notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6,

Paragraph 4 of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, Mizuho Securities USA LLC, a specially-related person of Mizuho Financial Group and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution of the Notes, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from us in its capacity as an underwriter.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (b) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to any retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129), or the Prospectus Regulation, from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to UK Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the UK

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the Notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or in the underwriters’ possession for the purposes of issue or will be issued or in the underwriters’ possession for the purposes of issue in Hong Kong or elsewhere other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Future Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

By accepting this prospectus supplement and (where applicable) the Notes, the person into whose possession this prospectus supplement comes agree to be bound by the limitations and restrictions set out above. The offer or intended offer or sale, or invitation for subscription or purchase, of the Notes does not relate to a collective investment scheme which is authorized under Section 286 of the SFA or recognized under Section 287 of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except under the following exemptions under the FinSA:

(a)	to any investor that qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 investors (other than professional clients within the meaning of the FinSA);

(c)

in any other circumstances falling within article 36 of the FinSA; provided, in each case, that no such offer of Notes referred to in (a) through (c) above shall require the publication of a prospectus for offers of Notes pursuant to the FinSA.

The Notes will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us may be distributed or otherwise made available in Switzerland in an manner which would require the publication of a prospectus in Switzerland pursuant to the FinSA.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and investors in the Notes will not benefit from protection or supervision by such authority.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended March 31, 2021, and the effectiveness of our internal control over financial reporting as of March 31, 2021, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the Notes with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2021, filed on July 2, 2021 (File Number 001-33098);

•	our current report on Form 6-K, dated July 30, 2021, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2021;

•	our current report on Form 6-K, dated August 13, 2021, containing certain information about our capital ratios as of June 30, 2021; and

•	our current report on Form 6-K, dated August 13, 2021, containing our unaudited quarterly consolidated financial statements under Japanese GAAP, as of and for the three months ended June 30, 2021.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed with or furnished to the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.mizuhogroup.com.

PROSPECTUS

Mizuho Financial Group, Inc.

(incorporated in Japan)

Senior Debt Securities

Subordinated Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of the debt securities and the general manner in which the debt securities will be offered. We will provide the specific terms of the debt securities in supplements to this prospectus. These prospectus supplements will also describe the specific manner in which the debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus before purchasing any of our debt securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, “MHFG,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in any prospectus supplement is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in such prospectus supplement or in the relevant document being incorporated by reference herein or therein. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus and any prospectus supplement, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus or any prospectus supplement or the documents incorporated by reference herein or therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus and any prospectus supplement, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement and free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.

MIZUHO FINANCIAL GROUP, INC.

We are a joint stock corporation with limited liability under the laws of Japan. We engage in banking, trust banking, securities and other businesses related to financial services. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2019 presented in accordance with U.S. GAAP. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of March 31, 2019
(in millions of yen)
Indebtedness:
Short-term borrowings	¥21,587,211
Long-term debt	11,529,400

Total indebtedness	33,116,611

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 48,000,000,000 shares authorized, 25,392,498,945 shares issued	5,829,657
Retained earnings	2,740,545
Accumulated other comprehensive income, net of tax	164,021
Less: Treasury stock, at cost—Common stock 33,962,404 shares	(7,704)
Total MHFG shareholders’ equity	8,726,519

Noncontrolling interests	774,974

Total equity	9,501,493

Total capitalization and indebtedness	¥42,618,104

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of these proceeds will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities (collectively, the “debt securities”) that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the senior trustee, dated as of September 13, 2016, as amended or supplemented from time to time. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into upon the initial issuance of subordinated debt securities between us and The Bank of New York Mellon, which we refer to as the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide or will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures limits or will limit the amount of debt securities that we may issue thereunder, nor contains or will contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

The subordinated debt securities of each series will constitute direct, subordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement or free writing prospectus relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

Any other or different events of default, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series, if different from the provisions set forth in this prospectus, and the nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•

The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, if different from the provisions set forth in this prospectus;

•

Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Further Issuances

Mizuho Financial Group reserves the right, from time to time, without the consent of the holders of the debt securities of a particular series, to issue additional debt securities on terms and conditions identical to those of a series offered by this prospectus and the applicable prospectus supplement, which additional debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the debt securities of such series; provided however that Mizuho Financial Group shall not issue any further debt securities with the same CUSIP, ISIN or other identifying number as that series of debt securities unless such further debt securities will be treated as fungible with that series of debt securities for U.S. federal income tax purposes. Mizuho Financial Group may also, without the consent of the holders of the outstanding debt securities, issue other debt securities under the indentures as part of a separate series that have different terms from the debt securities offered hereby.

Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities by Mizuho Financial Group shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, Mizuho Financial Group shall pay to the holder of each debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any payment on a debt security:

(i)

to or on behalf of a holder or beneficial owner of a debt security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of such debt security, or (b) a person having a special relationship with Mizuho Financial Group (a “specially-related person of Mizuho Financial Group”) as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”);

(ii)

to or on behalf of a holder or beneficial owner of a debt security (a) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to Mizuho Financial Group or a paying agent, as appropriate, or (b) whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant international clearing organization to a paying agent;

(iii)

to or on behalf of a holder or beneficial owner of a debt security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) who complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) a paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by Mizuho Financial Group, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant debt security through a payment handling agent in Japan appointed by it);

(iv)

to or on behalf of a holder or beneficial owner of a debt security who presents a debt security for payment (where presentation is required) more than 30 days after the relevant date (as defined below), except to the extent that such holder or beneficial owner of a debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period;

(v)

to or on behalf of a holder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such debt security; or

(vi)	in any case that is a combination of any of (i) through (v) above.

Where a debt security is held through a participant of a clearing organization or a financial intermediary (each, a “participant”), in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a Japanese financial institution (a “designated financial institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a debt security must, at the time of entrusting a participant with the custody of the relevant debt security, provide certain information prescribed by the Act to enable the participant to establish that such beneficial owner of a debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”) and advise the participant if such beneficial owner of a debt security ceases to be so exempted, including the case where the relevant beneficial owner of the debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of Mizuho Financial Group.

Where a debt security is not held by a participant, in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a designated financial institution, all in accordance with the Act, such beneficial owner of a debt security must, prior to each date on which it receives interest, submit to Mizuho Financial Group or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “written application for tax exemption”) in the form obtainable from Mizuho Financial Group or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a debt security, the title of the debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a debt security is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

As used in this section, the “relevant date” means the date on which any payment in respect of a debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, excise, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the debt securities; provided that, except as otherwise set forth in the debt securities and the indenture, Mizuho Financial Group shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the issuance of the debt securities.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the debt securities and the indenture.

Events of Default and Events of Acceleration

Senior Debt Securities

An event of default with respect to any series of senior debt securities is defined under the senior indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement or free writing prospectus as an event of default, having occurred and be continuing:

(i)

default by Mizuho Financial Group in the payment when due of the interest or principal in respect of any of the senior debt securities of such series and the continuance of any such default for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such default by payment within such period;

(ii)

Mizuho Financial Group shall fail duly to perform or observe any other term, covenant or agreement contained in any of the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the trustee in the case of notice by holders referred to in

“—Acceleration Upon an Event of Default” below) by the senior trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the event of default, demand that it be remedied and state that the notification is a “notice of default” hereunder);

(iii)

a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Mizuho Financial Group, or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)

Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by Mizuho Financial Group for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation in such amalgamation or merger has effectively assumed the obligations of Mizuho Financial Group under the senior debt securities of such series and the senior indenture.

Provision and Withholding of Notice of Default. Pursuant to the senior indenture, the senior trustee shall give notice to the holders of the relevant series of senior debt securities of all defaults known to the senior trustee which have occurred. The senior trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the senior trustee may withhold notice of default if and so long as responsible officers of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of the relevant series of senior debt securities.

Acceleration Upon an Event of Default. The senior indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing with respect to a series of senior debt securities, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, by notice in writing to Mizuho Financial Group (and to the trustee if given by the holders), may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Subordinated Debt Securities

Events of acceleration applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement or free writing prospectus and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Annulment of Acceleration and Waiver of Defaults

In the case of senior debt securities, in some circumstances, if any or all of the events leading to acceleration under the senior indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of a series of senior debt securities may (if certain conditions are satisfied) annul past declarations of acceleration or waive past defaults of such series of senior debt securities.

Application of Proceeds

Any money collected from Mizuho Financial Group by a trustee under the relevant indenture upon an event of default (in the case of senior debt securities) or any wind-up, bankruptcy or similar proceeding (in the case of subordinated debt securities) shall be applied in the order described below:

(i)	first, to the payment of costs, fees and expenses to the applicable trustee and any paying agent for the series of debt securities for which money was collected, including reasonable compensation;

(ii)	second, if payment is not due on the principal of the series of debt securities for which money was collected, to the payment of interest on such series of debt securities;

(iii)

third, if payment in accordance with the relevant indenture is due on the principal of the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to Mizuho Financial Group or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Behalf of Securityholders

The indentures provide or will provide that the trustee with respect to the relevant debt securities shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of such debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indentures contain or will contain a provision entitling the relevant trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of relevant debt securities under the relevant indenture before proceeding to exercise any right or power at the request of such holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of a series of debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the relevant trustee.

Limitation on Suits by Individual Securityholders

The indentures provide or will provide that no individual holder of debt securities may institute any action against Mizuho Financial Group under the relevant indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	(in the case of senior debt securities) a holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee reasonable indemnity;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)

the holders of a majority in principal amount of the debt securities of the affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Covenants

Consolidation, Merger, Sale or Conveyance. The indentures contain or will contain provisions permitting Mizuho Financial Group, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that (i) Mizuho Financial Group is the surviving party of the consolidation or merger or sale, assignment, transfer, lease or conveyance, or (ii) the successor person or persons that is formed by such consolidation, into which Mizuho Financial Group is merged, or that acquires such properties or assets by the sale, assignment, transfer, lease or conveyance is a joint stock company (kabushiki kaisha) organized under the laws of Japan and assumes Mizuho Financial Group’s obligations on the debt securities and under the indenture and on all series of securities issued thereunder and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, has occurred and is continuing.

Before the consummation of the proposed consolidation, merger, sale, assignment, transfer, lease or conveyance, Mizuho Financial Group shall deliver an officer’s certificate, and an opinion of counsel, to the effect that the conditions set forth above and in the indenture have been met. The trustee shall be entitled to rely conclusively and without liability upon such officer’s certificate and opinion of counsel.

Evidence of Mizuho Financial Group’s Compliance. There are or will be provisions in the indentures requiring Mizuho Financial Group to furnish to the trustee each year a brief certificate from its principal executive, financial or accounting officer as to his or her knowledge of Mizuho Financial Group’s compliance with all conditions and covenants under the indenture.

Limitation on Actions for Attachment

Each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to Mizuho Financial Group, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Mizuho Financial Group shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities. Any failure or delay by Mizuho Financial Group to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement described in the preceding paragraph.

Limited Rights to Set Off by Holders

Subject to applicable law, each holder of the senior debt securities, by acceptance of any interest in the senior debt securities, agrees that, if (a) Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (act No. 75 0f 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the senior debt securities or the senior indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the senior indenture relating to Mizuho Financial Group’s ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons as described in “—Covenants—Consolidation, Merger, Sale or Conveyance”, each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree to any transfer of Mizuho Financial Group’s assets (including shares of subsidiaries of Mizuho Financial Group) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of its properties or assets for the purpose of such requirements.

Discharge

Unless otherwise set forth in a supplemental indenture, Mizuho Financial Group may discharge all of its obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture after Mizuho Financial Group has, among other things:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding debt securities or such series outstanding under the relevant indenture in accordance with their terms; or

(ii)	delivered to the paying agent for cancellation all of such outstanding debt securities or such series.

Modification of the Indenture

In the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture. No such amendment shall in any event be effective against such creditor.

Modification without Consent of Holders. Mizuho Financial Group and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

(i)	evidence the assumption by a successor corporation of Mizuho Financial Group’s obligations under the indenture;

(ii)	add covenants for the protection of the holders of debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)

add to, change or eliminate any of the provisions of the indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of the debt securities of any series;

(vi)	evidence the acceptance of appointment by a successor trustee; or

(vii)

in the case of subordinated debt securities, allow for the possibility of repayment of principal and interest that is written down pursuant to any write-down, bail-in or other provisions applicable to a particular series of subordinated debt securities, to the extent that Mizuho Financial Group considers that it has become permissible to do so under relevant laws and regulations applicable at the time of modification.

Modification with Consent of Holders. Mizuho Financial Group and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of debt securities issued under each indenture; provided, however, that Mizuho Financial Group and the trustee may not make any of the following changes to the terms of the debt securities, without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt securities;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on any debt securities of any series is payable;

(vi)	change any of Mizuho Financial Group’s obligations to pay any additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right to receive payment of the principal of and interest on any debt securities on or after the respective due dates expressed in such debt securities;

(viii)	impair the right to institute suit for the enforcement of any payment on any debt securities when or after due;

(ix)	reduce the percentage of any of the debt securities of any particular series, the consent of whose holders is required for modification of the indenture; or

(x)

in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and terms of subordination of the subordinated debt securities of any particular series pursuant to the subordinated indenture.

Concerning the Trustee

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide or will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default or event of acceleration, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide or will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide or will provide that the trustee with respect to a series of debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation organized and doing business under the laws of the United States or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide or will provide that all monies paid by Mizuho Financial Group to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to Mizuho Financial Group and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter look only to Mizuho Financial Group for any payment which such holder may be entitled to collect.

New York Law to Govern

The indentures and the debt securities are or will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, Mizuho Financial Group irrevocably designates Mizuho Bank, Ltd. as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the County of New York, and Mizuho Financial Group irrevocably submits to the jurisdiction of those courts.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the debt securities represented by the Global Notes (as defined below) will be payable in U.S. dollars. Subject to the terms of the relevant indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the debt securities in trust for the benefit of the holders. Mizuho Financial Group will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to The Depository Trust Company (“DTC”).

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered global notes (the “Global Notes”). The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with The Bank of New York Mellon, acting as custodian for DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only registered holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

Investors may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through DTC. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the clearing system business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the clearing system business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the indentures. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures.

Mizuho Financial Group expects that DTC will take any action permitted to be taken by a holder of the debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The paying agent will send or forward any notices in respect of the debt securities held in book-entry form to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Mizuho Financial Group as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or Mizuho Financial Group, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of Mizuho Financial Group, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mizuho Financial Group nor the trustees, the registrar or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Debt Securities

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by Mizuho Financial Group within 90 days, or if there shall have occurred and be continuing an event of default with respect to the senior debt securities or an event of acceleration with respect to the subordinated debt securities, Mizuho Financial Group will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global

Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of Mizuho Financial Group in the City of New York which shall initially be the corporate trust office of the trustees, at 240 Greenwich Street, New York, New York 10286, U.S.A. or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of Mizuho Financial Group, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of Mizuho Financial Group (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least $10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the paying agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the paying agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

If any debt securities are listed on any securities exchange, such debt securities will be subject to any applicable rules of such securities exchange.

Other Procedures

The applicable prospectus supplement for subordinated debt securities may describe procedures for any write-down, write-up, bail-in or other provisions applicable to such subordinated debt securities.

Registration, Transfer and Exchange of Debt Securities

The registrar will maintain a register with respect to the debt securities. The name of the registered holder of each debt security will be recorded in the register. Mizuho Financial Group, the trustees, the registrar and the paying agent may treat the person in whose name any debt security is registered as the absolute owner of the debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder, subject to the restrictions contained in the debt security and in the indenture, the debt security may be transferred or exchanged for a like aggregate principal amount of debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the indenture. Debt securities issued upon exchange or transfer shall be registered in the name of the holder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the registrar’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of debt securities, but Mizuho Financial Group or the registrar may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of debt securities.

Upon the transfer, exchange or replacement of certificated debt securities bearing the legend, the registrar will deliver only certificated debt securities bearing such legend unless Mizuho Financial Group otherwise consents.

Authenticating Agent

The indentures permit or will permit the trustees to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the indentures.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If Mizuho Securities USA LLC or any other broker-dealer affiliate of ours participates in the distribution of our securities, such offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Market-Making Transactions by Affiliates

Mizuho Securities USA LLC or our other affiliates may use this prospectus and the applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice.

The debt securities to be sold in market-making transactions include debt securities to be issued after the date of this prospectus as well as debt securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the debt securities with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Mizuho Financial Group is a joint stock corporation incorporated with limited liability under the laws of Japan. All of its directors and executive officers are non-residents of the United States. All or a substantial portion of the assets of Mizuho Financial Group and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce court judgments predicated upon the civil liability provisions of the U.S. federal or state securities laws against us or those persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Mizuho Bank, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “MFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2019, filed on July 5, 2019 (File Number 001-33098);

•

our current report on Form 6-K, dated July 31, 2019, concerning our financial condition and results of operations, presented under Japanese GAAP, as of and for the three-month period ended June 30, 2019; and

•	our current report on Form 6-K, dated August 14, 2019, containing certain information about our capital ratios as of June 30, 2019.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.mizuho-fg.com.